UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ICF INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ICF INTERNATIONAL, INC.

9300 Lee Highway

Fairfax, Virginia 22031

Notice of Annual Meeting of Stockholders

to be held on June 4, 2010

The annual meeting of stockholders of ICF International, Inc. will be held at ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, on June 4, 2010, at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors for terms expiring in 2013 (Proposal 1);

2.	To approve the ICF International, Inc. 2010 Omnibus Incentive Plan (Proposal 2);

3.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2010 (Proposal 3); and

4.	To transact any other business that is properly brought before the meeting or any adjournment or postponement.

Stockholders of record at the close of business on April 5, 2010 are entitled to notice of and to vote at the meeting. This notice of annual meeting, proxy statement, and form of proxy are being distributed and made available on or about April 23, 2010.

We are pleased to utilize the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2009 Annual Report. This notice contains instructions on how to access those documents over the Internet. We direct your attention to the attached proxy statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report, and a form of proxy or voting instruction form. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We cordially invite you to attend this year’s meeting. Mailing your completed proxy or voting instruction form, or voting electronically or telephonically, will not prevent you from voting in person at the meeting if you wish to do so. Thank you for your cooperation and continued support of ICF International, Inc.

By Order of the Board of Directors,

/s/ SUDHAKAR KESAVAN
Sudhakar Kesavan,
Chairman, President, and Chief Executive Officer

Fairfax, Virginia

April 23, 2010

YOUR VOTE IS IMPORTANT

Your vote is important. To ensure your representation at the meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the enclosed proxy form. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy form.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 4, 2010: The proxy statement and annual report are available at www.proxyvote.com.

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

of

ICF INTERNATIONAL, INC.

i

ICF INTERNATIONAL, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICF International, Inc. (“ICF International,” the “Company,” “we,” or “us”) to be used at the annual meeting of stockholders of the Company. The annual meeting will be held at 9300 Lee Highway, Fairfax, Virginia 22031, on June 4, 2010 at 10:00 a.m., local time. This proxy statement and enclosed proxy form are being made available over the Internet or delivered by mail on or about April 23, 2010 to stockholders of record.

VOTING AND MEETING INFORMATION

What is the purpose of the annual meeting?

At our annual meeting, you will be asked to:

•	elect three directors to serve for terms expiring at our annual meeting in 2013 (Proposal 1);

•	approve the ICF International, Inc. 2010 Omnibus Incentive Plan (Proposal 2);

•	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 3); and

•	transact any other business that properly comes before the meeting or any adjournment or postponement.

How does the Board recommend that I vote?

Our Board of Directors recommends that you vote your shares FOR each of the nominees for election to the Board; FOR approval of the ICF International, Inc. 2010 Omnibus Incentive Plan; and FOR the ratification of our independent registered public accounting firm for the 2010 fiscal year.

Who is entitled to vote?

Holders of record of our common stock as of the close of business on April 5, 2010, are entitled to vote at the annual meeting. At that time, we had 19,319,246 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one vote per share.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to implement the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are also publicly available, free of charge, at www.proxyvote.com. Our proxy materials will be available at this website through the conclusion of the annual meeting.

Your notice of Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

How may I obtain a paper copy of the Company’s proxy materials, 2009 Annual Report, and/or other financial information?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders also may request a free copy of our proxy statement and/or 2009 Annual Report, which includes our Form 10-K, by writing to: MBS Value Partners, LLC, 424 Madison Avenue, Suite 400, New York, New York 10017, Attention: Lynn Morgen, ICF Investor Relations. Alternatively, stockholders can access the 2009 Annual Report, which includes our Form 10-K, on our Investor Relations website at: http://investor.icfi.com. We will also furnish any exhibit to the 2009 Form 10-K if specifically requested.

How do I vote?

You may vote in person at the meeting, on the Internet, by telephone, or through a proxy or voting instruction form. Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy form or voting instruction form by mail may either:

(i)	submit their proxy over the Internet or by telephone by following the instructions on the proxy form or voting instruction form; or

(ii)	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the appointment of the independent registered public accounting firm, even if you do not furnish voting instructions. However, your broker will not be able to vote on other matters.

If your shares are held in “street name,” your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the meeting by:

•	notifying us in writing at our corporate offices by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary, c/o Luann Gilmore;

•

entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

•	voting in person at the meeting.

Attendance at the meeting will not in itself constitute revocation of your proxy.

Attending the Meeting

If you are a beneficial owner of ICF International common stock held by a broker, bank, or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you want to vote your shares of ICF International common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank, or other nominee who is the record holder of your shares.

What are the requirements and procedures for a quorum, abstentions, and broker non-votes?

Your shares are counted as present at the meeting if you attend the meeting, if you properly return a proxy by mail, or you vote by telephone or electronically. In order for us to vote on matters at the meeting, a majority of our outstanding shares of common stock as of April 5, 2010, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. If a quorum is not present, the meeting will be adjourned until a quorum is present.

Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner. Broker non-votes may arise with respect to the proposal for the election of directors and the proposal to approve the ICF International, Inc. 2010 Omnibus Incentive Plan because such proposals are considered non-routine matters by The New York Stock Exchange (“NYSE”) rules that govern banks and brokers, and brokers are no longer allowed to vote your shares on such proposals if you do not furnish voting instructions.

How many votes are needed to approve each item?

At this year’s annual meeting, stockholders will elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote for one or two specific nominee(s) while withholding your vote for the other nominee(s). There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

The affirmative vote of a majority of the votes cast on the proposal is required for each of the approval of the ICF International, Inc. 2010 Omnibus Incentive Plan and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2010. In each case you may vote in favor of the proposal, vote against the proposal, or abstain from voting. For purposes of the voting on the ICF International, Inc. 2010 Omnibus Incentive Plan and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010, if a stockholder attends the meeting in person or by proxy, an abstention or broker non-vote will have the same effect as voting against the proposal. If a stockholder does not attend the meeting in person or by proxy, then an abstention or broker non-vote will not have any effect on the result of the vote.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the annual meeting other than the three proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy form gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, in their discretion.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

PROPOSAL 1. ELECTION OF DIRECTORS

Our authorized number of directors is presently fixed at eight (8), divided into three classes of three members in two classes and two members in the other class. Our directors are elected to serve three-year terms, so that the term of office of one class of directors expires at each annual meeting.

The Board of Directors has nominated the following individuals, each of whom is currently a director, for election as directors for terms expiring at our annual meeting in 2013 or until their respective successors have been elected and qualified:

•	Dr. Srikant M. Datar

•	Eileen O’Shea Auen

•	Peter M. Schulte

If any of these nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable. You may vote for up to the number of nominees named, and the nominees receiving the largest number of “FOR” votes will be elected to the director positions to be filled.

Each of our nominees and continuing directors is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following information regarding each nominee and continuing director provides background information and a summary of some of each person’s key qualifications to serve as a director. Please also see the chart below summarizing how each nominee and continuing director reflects Board selection criteria adopted by our Governance and Nominating Committee. The age indicated for each individual is as of December 31, 2009.

Nominees for Election as Directors for Terms Expiring in 2013—Class I Directors

Dr. Srikant M. Datar, age 56, has served as a director of ICF International since July 2006. Dr. Datar is the Arthur Lowes Dickinson Professor of Business Administration at Harvard University and a Senior Associate Dean at Harvard Business School. Dr. Datar is a Chartered Accountant and has been a professor of accounting and business administration at Harvard since July 1, 1996, previously serving as a professor at Stanford University and Carnegie Mellon University. Dr. Datar is a member of the board of directors of Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE, in the form of American Depositary Shares; of KPIT Cummins Infosystems Limited, a public company under Indian Law whose shares are publicly traded on the Mumbai Stock Exchange; of Stryker Corporation, the shares of which are publicly traded on the NYSE; and of Harvard Business School Publishing. He has published papers in several leading academic journals and has consulted with and done field-based research with many large corporations. He has presented his research to managers and executives in North and South America, Europe, Asia, and Africa. Dr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India. Dr. Datar received a Masters in Statistics and Economics and a Ph.D. in Business from Stanford University.

Selected Director Qualifications:

•	Service on boards of other international businesses

•	Substantial teaching and practical experience in accounting and related issues

•	Both academic and broad-based business perspectives

Eileen O’Shea Auen, age 47, has served as a director of ICF International since March 2008. Ms. Auen has been the Chairperson and Chief Executive Officer of PMSI, Inc. (Pharmacy Management Services, Inc.) since December 2008. In 2007, she was the head of Healthcare Management for Aetna. From 2005 to 2007, Ms. Auen was the Chief Executive Officer of APS Healthcare, Inc. (“APS Healthcare”). Prior to her role at APS Healthcare, Ms. Auen was a managing partner of Chapterhouse, LLC from 2004 to 2005; the President of Health Net of the Northeast from 2003 to 2004; and the President of the Southeast Region of Cigna Healthcare from 2000 to 2003. Ms. Auen received a Bachelor of Arts degree from Towson University and a Masters in Business Administration from the University of Virginia.

Selected Director Qualifications:

•	Current and prior experience as a CEO

•	Substantial expertise in healthcare

•	Meaningful experience in the services sector

Peter M. Schulte, age 52, has served as a director of ICF International since June 1999. Mr. Schulte is a Managing Partner, and was a founder in 1995, of the private equity firm CM Equity Partners, which invests in established middle market companies and manages private equity funds and investments through its management company CM Equity Management, L.P. In addition, Mr. Schulte served as the President, Secretary, and as a director of ATS Corporation, a publicly traded information and technology services firm serving U.S. federal, state, and local government agencies, from April 2005 until January 2007. Mr. Schulte continues to serve as a director of ATS Corporation. Related to his private equity investing activities, Mr. Schulte is a director of several companies, including: RGS Associates, Inc.; Preferred Systems Solutions, Inc.; Frontier Global Investment Services, Ltd.; Xebec Global Corporation; and Laguna Ventures, Inc. Mr. Schulte received a Bachelor of Arts degree in Government from Harvard College and a Masters in Public and Private Management from the Yale School of Management.

Selected Director Qualifications:

•	Managing partner of private equity firm that joined with management to purchase the Company in 1999

•	Significant participation in the oversight of the Company’s growth and development since 1999

•	Substantial experience in leading and financing acquisitions in the government services sector

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THREE NOMINEES.

Directors Whose Term of Office Expires in 2011—Class II Directors

Dr. Edward H. Bersoff, age 67, has served as a director of ICF International since October 2003. Dr. Bersoff is the Chairman, President, and Chief Executive Officer of ATS Corporation, a publicly traded information and technology services firm located in Northern Virginia serving U.S. federal, state, and local government agencies. Previously, he was chairman and founder of Greenwich Associates, a business advisory firm located in Northern Virginia that was formed in 2003. From November 2002 to June 2003, he was managing director of Quarterdeck Investment Partners, LLC, an investment banking firm, and chairman of Re-route Corporation, a company that offers email forwarding and address correction services. From February 1982 until November 2001, Dr. Bersoff was Chairman, President, and Chief Executive Officer of BTG, Inc. (“BTG”), a publicly traded information technology firm he founded in 1982. Under Dr. Bersoff’s leadership, BTG completed six acquisitions in the federal services industry. In November 2001, BTG was acquired by The Titan Corporation (“Titan”), a NYSE listed company. Dr. Bersoff served as a director of Titan from February 2002 until August 2005 when Titan was sold. In addition, Dr. Bersoff serves on the boards of EF Johnson Technologies, Inc., a publicly held manufacturer of wireless communications products and systems primarily for public service and government customers, and a number of private companies. Dr. Bersoff holds A.B., M.S., and Ph.D. degrees in mathematics from New York University and is a graduate of the Harvard Business School’s Owner/President Management Program. Dr. Bersoff is the former Rector of the Board of Visitors of Virginia Commonwealth University; a Trustee of the VCU Medical Center; and a former Trustee of New York University.

Selected Director Qualifications:

•	CEO position with several publicly held companies

•	Very substantial experience in the government and commercial services sector

•	Experience on boards of other publicly held companies

David C. Lucien, age 59, has served as a director of ICF International since August 2004. Mr. Lucien has more than 38 years of experience in the information technology industry within both the commercial and government sectors. Specifically, Mr. Lucien has over 30 years’ experience within the federal, state, and local government markets. He has held several senior-level executive positions for private and public technology companies involved in consulting, information technology, computer systems manufacturing, technology services, and systems integration. Most recently, in March 2003, Mr. Lucien assumed the role of Chairman and Chief Executive Officer of CMS Information Services, Inc. (“CMS”), a professional services company focused within the federal market place, until CMS was sold to CACI International in March 2004. Currently, Mr. Lucien, through his company DCL Associates, serves as an advisor or director for various consulting or information technology companies providing strategic advisory services and, from time to time, assists various equity funds in the review of current and potential portfolio companies that focus on information technology services, federal services, telecommunications, and the Internet. Prior to his work at CMS, Mr. Lucien was the founder and principal of Interpro Corporation, a strategic advisory services firm, from January 1990 until December 2002. Prior to forming Interpro, Mr. Lucien was President and Chief Executive Officer of Tempest Technologies, Inc., a Nasdaq-listed company. Mr. Lucien is a founder and Chairman Emeritus of the Northern Virginia Technology Council and in the past has served as: Vice Chairman of the Northern Virginia Regional Partnership; Director for The Council of Growing Companies; and President of Washington Technology Fast 50 Council. Currently, Mr. Lucien sits on the Advisory Board of New Atlantic Ventures and is a director of Delta Solutions and Technologies.

Selected Director Qualifications:

•	Significant experience in the government services sector

•	Very familiar with information technology businesses and related issues

•	CEO of several businesses, including publicly held companies

Directors Whose Term of Office Expires in 2012—Class III Directors

Richard M. Feldt, age 58, has served as a director of ICF International since March 2008. Mr. Feldt has served as President, Chief Executive Officer, and a director of Evergreen Solar, Inc., a Nasdaq-listed developer and manufacturer of photovoltaic panels, since December 2003 and as Chairman of the Board since January 2007. Previously, he served as Chief Executive Officer of Perseid, a spin-off from the Raytheon Corporation to commercialize proprietary optical phased array technology, from 2002 to 2003. Mr. Feldt received a Bachelor of Science in Industrial Engineering from Northeastern University.

Selected Director Qualifications:

•	Service as CEO of a public company

•	Substantial expertise in the energy field, including renewables

•	Experience with technology-based service businesses

Joel R. Jacks, age 62, has served as a director of ICF International since June 1999. Mr. Jacks is a Managing Partner, and was a founder in 1995, of the private equity firm CM Equity Partners, which invests in established middle market companies and manages private equity funds and investments through its management company CM Equity Management, L.P. Mr. Jacks served as the Chairman and Chief Executive Officer of ATS Corporation, a publicly traded information and technology services firm serving U.S. federal, state, and local government agencies, from April 2005 until January 2007. Mr. Jacks continues to serve as a director of ATS Corporation. Related to his private equity investing activities, Mr. Jacks is a director of several companies, including: RGS Associates, Inc.; Echo Bridge Entertainment, LLC; Frontier Global Investment Services Ltd.; Preferred Systems Solutions, Inc.; Xebec Global Corporation; and Laguna Ventures, Inc. Within the past five years, Mr. Jacks has also served as a director of: Falcon Communications, Inc.; Martin Designs, Inc. (“Martin Designs”); and Devon Publishing Group (“Devon Publishing”). Martin Designs filed for Chapter 7 bankruptcy protection in the Northern District of Ohio on February 21, 2008. Devon Publishing filed for an assignment for the benefit of creditors in California in March 2007. Mr. Jacks received a Bachelor of Commerce degree from the University of Cape Town and a Masters in Business Administration from the Wharton School of Business, University of Pennsylvania.

Selected Director Qualifications:

•	Managing partner of private equity firm that joined with management to purchase the Company in 1999

•	Significant participation in the oversight of the Company’s growth and development since 1999

•	Substantial experience in leading and financing acquisitions in the government services sector

Sudhakar Kesavan, age 55, has served as a director of ICF International since June 1999 and serves as the Chairman, President, and Chief Executive Officer of ICF International and its wholly owned subsidiary, ICF Consulting Group, Inc. (“ICF Consulting”). In 1997, Mr. Kesavan was named President of ICF Consulting when it was a subsidiary of ICF Kaiser (“Kaiser”). In 1999, ICF Consulting was divested from Kaiser and became a wholly owned subsidiary of the Company through a joint effort of the management of ICF Consulting and CM Equity Partners. Mr. Kesavan received his Master of Science degree from the Technology and Policy Program at the Massachusetts Institute of Technology, his postgraduate diploma in management from the Indian Institute of Management, Ahmedabad, and his Bachelor of Technology degree (chemical engineering) from the Indian Institute of Technology, Kanpur. Mr. Kesavan serves on the Boards of the Rainforest Alliance, a New York-based non-profit environmental organization, and the American Red Cross of the National Capital Area.

Selected Director Qualifications:

•	CEO since the Company was purchased in 1999

•	CEO who has overseen the Company’s very substantial growth while maintaining stable professional workforce

•	Experience leading both organic growth and acquisition activities

During 2010, in connection with its review of the Board nomination process, the Governance and Nominating Committee adopted revised non-exclusive “Board selection guidelines” to assist the Governance and Nominating Committee in evaluating candidates for the Board. These guidelines, and an indication of which of the guideline criteria are particularly satisfied by each nominee and continuing director, are summarized below:

Guideline Criteria	Eileen O’Shea Auen	Srikant M. Datar	Peter M. Schulte	Edward H. Bersoff	David C. Lucien	Richard M. Feldt	Joel R. Jacks	Sudhakar Kesavan
Reputation for integrity, honesty and adherence to high ethical standards	X	X	X	X	X	X	X	X

Demonstrated business and financial acumen and experience	X	X	X	X	X	X	X	X

Willingness and ability to contribute positively to the collegial decision-making process of the Board	X	X	X	X	X	X	X	X

Professional experience/familiarity within the government contracting industry			X	X	X		X	X

Prominence within professional discipline and/or industry	X	X	X	X	X	X	X	X

Commitment to attend and participate in Board and Board Committee meetings regularly	X	X	X	X	X	X	X	X

No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities of a director	X	X	X	X	X	X	X	X

Contributed to Board diversity (in terms of race, gender, national origin, etc.)	X	X						X

Strengths and experience that contribute to ability to serve effectively on one or more Board Committees (audit, compensation, governance, mergers and acquisitions)	X	X	X	X	X	X	X	X

Operational experience serving as the CEO, COO, CFO or in a similar position with a significant services business	X			X	X	X	X	X

Experience in leading mergers and acquisitions	X		X	X	X		X	X

Experience in integrating acquired businesses after mergers and acquisitions				X	X			X

Familiarity with capital markets, financing transaction strategy, and investor relations	X		X	X	X	X	X	X

Director experience serving on boards of other public companies		X	X	X	X	X	X

PROPOSAL 2. APPROVAL OF THE ICF INTERNATIONAL, INC.

2010 OMNIBUS INCENTIVE PLAN

Subject to ratification by the Company’s stockholders, on March 8, 2010, the Board adopted the ICF International, Inc. 2010 Omnibus Incentive Plan (the “Omnibus Plan”). Stockholder approval of the Omnibus Plan is sought in order to qualify the Omnibus Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby to allow the Company to deduct for federal income tax purposes, to the maximum extent possible, compensation paid under the Omnibus Plan to named executive officers (generally, the executive officers who would be listed for a fiscal year in the summary compensation table). It is the judgment of the Board that approval of the Omnibus Plan is in the best interests of the Company and our stockholders.

Approval of the Omnibus Plan requires the affirmative vote of a majority of the shares of the Company’s outstanding common stock present, in person or by proxy, and entitled to vote at the annual meeting. If approved, the Omnibus Plan will replace the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”), which the Company has used for equity and incentive awards since going public in 2006. If the Omnibus Plan is not approved by the Company’s stockholders, the 2006 Plan will continue. In such event, however, future awards under the 2006 Plan will not qualify for the performance-based compensation exception under Section 162(m) of the Code.

Brief Summary Of The Omnibus Plan

The following is a brief description of the Omnibus Plan. The full text of the Omnibus Plan is attached as Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to that exhibit.

The Omnibus Plan provides for the granting of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, cash-based awards, and other stock-based awards to all officers and key employees of the Company (including employees who are members of the Board and employees who are members of senior management of entities acquired by the Company) and non-employee directors. As discussed below, the Omnibus Plan does not permit the repricing of options or the granting of discounted options, and does not contain an “evergreen” or similar provision.

The Omnibus Plan includes provisions designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to options and other awards, including qualifying payments under the Omnibus Plan, as “performance-based compensation.” In general, it is intended that all awards granted under the Omnibus Plan will be structured in such a way that they comply with Section 409A of the Code, and the Omnibus Plan will be interpreted and administered in a manner that is consistent with Section 409A.

Administration and Duration

The Compensation Committee will determine, among other items: the selection of those to be granted awards under the Omnibus Plan out of those eligible for participation; the level of participation of each participant; when and how each award under the Omnibus Plan shall be granted; and what type or combination of types of awards shall be granted. Each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three independent directors who fit both of these definitions. As is currently the case with respect to the 2006 Plan, the Compensation Committee will have the authority to interpret the Omnibus Plan, and to make any other determinations it believes necessary or advisable for the administration of the Omnibus Plan. The Compensation Committee may delegate any or all of its authority to administer the Omnibus Plan as it deems appropriate, to one or more of its members; to one or more officers of the Company; or to one or more agents or advisors. By resolution, the Compensation Committee may authorize one or more officers of the Company to (i) designate employees to be award recipients under the Omnibus Plan; or

(ii) determine the size of any such awards; provided, however, that (x) the Compensation Committee shall not delegate such responsibilities to any officer for awards granted to an employee who is an executive officer; (y) the resolution sets forth the total number of awards such officer may grant; and (z) the officer shall periodically report to the Compensation Committee regarding the nature and scope of the awards granted pursuant to such delegated authority.

The Omnibus Plan will terminate on March 8, 2020, unless terminated earlier by the Board or the Compensation Committee.

Overall Limit on Awards under the Omnibus Plan

Our Board of Directors adopted the Omnibus Plan, subject to stockholder approval, on March 8, 2010. We do not plan to make equity awards under the Omnibus Plan until after our stockholders have approved the Plan. However, the terms of the Omnibus Plan permit awards to be made under the Omnibus Plan prior to stockholder approval, subject to subsequent stockholder approval of the Omnibus Plan. As of April 5, 2010, the maximum number of shares as to which stock options and other equity awards may be granted under the Omnibus Plan, subject to stockholder approval, would be approximately 2,676,186 shares, which is equal to the sum of 1,800,000 shares plus (i) any shares not issued or subject to outstanding awards under the 2006 Plan, and (ii) any shares subject to outstanding awards, other than incentive stock options (“ISOs”), under the 2006 Plan that on or after stockholder approval of the Omnibus Plan would cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards). It is intended that shares to be delivered under the Omnibus Plan will be made available from authorized but unissued shares of our common stock or from treasury shares. Shares covered by an award will be removed from the share reserve as of the date of grant, and will be added back to the share reserve as described under “Share Counting” below. As described there, an important difference between the Omnibus Plan and the 2006 Plan is that awards other than stock options and SARs will be counted as using 1.9 shares available under the Omnibus Plan, rather than one share, for each share delivered under the award. For example, an award of one RSU will be counted as 1.9 shares if and when a share is delivered under the RSU award. Awards of stock options and SARs will count as using one share available under the Omnibus Plan for each share delivered under the award.

Eligibility

All officers and key employees of the Company (including employees who are members of the Board and employees who are members of senior management of entities acquired by the Company) and its affiliates, as well as the Company’s non-employee directors, will be eligible to participate in the Omnibus Plan. From time to time, the Compensation Committee will determine who will be granted awards and the number of shares granted, subject to the limits described in “Limit on Awards to Any One Individual” below.

Types of Awards

Cash-Based Awards

Cash-based awards granted under the Omnibus Plan entitle each participant to receive a specified payment amount or payment range, in the form of cash or shares of common stock or other equity awards, as determined at the time of the award, upon the attainment of specified performance goals during a performance period, which may be one or more years, as determined by the Compensation Committee at the time of the award.

Stock Awards

The Omnibus Plan provides for the granting of restricted stock, RSUs, performance shares, performance units, and other stock awards. A performance award may include any of the performance measures, or a combination thereof, set forth in the Omnibus Plan attached as Exhibit A to this proxy statement. Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or unit of the Company, or any combination thereof) under one or more of the performance measures set forth in the Omnibus Plan. Performance goals may be defined in absolute terms or measured relative to the performance of companies or against a predefined index that the Compensation Committee deems appropriate, or if utilizing the performance measure of share price, a comparison to various stock market indices. Performance goals may be adjusted for material business events. The performance goals will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Stock Options

Stock options granted under the Omnibus Plan may be either non-qualified stock options or ISOs qualifying under Section 422 of the Code. Under the Code, the aggregate fair market value (determined at the grant date) of the stock with respect to which ISOs are first exercisable by any individual during any calendar year shall not exceed $100,000. Stock options in excess of this limit are treated as non-qualified stock options. The stock option price may not be less than the fair market value of the stock on the date the stock option is granted. The stock option price is payable in cash or, if the grant provides, in common stock or other equity instruments. The Compensation Committee shall determine the expiration of stock options, although no stock option may be exercisable later than the tenth anniversary date of the grant. The Compensation Committee determines the terms of each stock option award at the time of grant.

Stock Appreciation Rights

SARs may, but need not, be granted in conjunction with options or other equity awards. The Compensation Committee determines the terms of each SAR at the time of the grant. Any freestanding SAR (that is, a SAR not granted in conjunction with another equity award) may not be granted at less than the fair market value of the stock on the date the SAR is granted and cannot have a term longer than ten years. Distributions to the recipient may be made in common stock, in cash, or in a combination of both as determined by the Compensation Committee at the time of grant.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the Omnibus Plan may not be transferred except by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. During an employee’s lifetime, any options or awards may be exercised only by the employee.

Certain Adjustments

In the event of a corporate event or transaction, the Compensation Committee, in its sole discretion, in order to prevent unintended dilution or enlargement of a participant’s rights under the Omnibus Plan, may substitute or adjust, among other things:

•	the number and kind of shares that may be issued under the Omnibus Plan or under particular forms of awards;

•	the number and kind of shares subject to outstanding awards;

•	the option or grant price applicable to outstanding awards;

•	the annual award limits applicable under the Omnibus Plan; and

•	any other value determinations applicable to outstanding awards.

A corporate event or transaction (including, but not limited to, a change in the shares or capitalization of the Company) encompasses a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction.

Amendment and Revocation

The Compensation Committee or Board may amend or terminate the Omnibus Plan or an outstanding award agreement. However, an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The Omnibus Plan prohibits the terms of outstanding awards from being amended to reduce the exercise price of outstanding options or SARs and prohibits without stockholder approval the cancellation of outstanding options or SARs in exchange for cash, other awards, or new options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Factors To Consider

Key Component of Compensation

Incentive compensation is a key component of our total compensation package. Attracting, retaining, and motivating talented staff is critical to achieving our strategic and operating goals, including our goal of increasing stockholder value. We believe that grants of equity and other incentives based on Company performance allow us to remain competitive in the marketplace, enabling us to recruit, retain, and motivate high-caliber talent dedicated to the Company’s long-term growth and success.

Key Provisions of the Omnibus Plan

The Omnibus Plan includes a number of provisions designed to serve stockholders’ interests and facilitate effective corporate governance, including the following:

No Stock Option Repricing/Exchange

The Omnibus Plan does not permit the repricing of options or the exchange of underwater options for cash or other awards without stockholder approval.

No Discounted Awards

Awards having an exercise price will not be granted with an exercise price less than the fair market value of our common stock on the date of grant.

No “Evergreen” Provision

The Omnibus Plan does not contain an “evergreen” or similar provision. The Omnibus Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock (other than through stock splits or similar events).

Deductibility of Awards

The Omnibus Plan includes provisions to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, including by qualifying payments under the Omnibus Plan as “performance-based compensation.”

Limit on Awards to Any One Individual

The number of stock options and SARs that may be granted to any one individual during any Plan Year (as defined in the Omnibus Plan) may not exceed 600,000 shares. The number of performance shares that may be granted to an individual during any Plan Year may not exceed 500,000 shares (if payable in shares) and the maximum aggregate number of performance units that an individual may receive in a Plan Year may not exceed the value of $6,000,000 if payable in cash. The number of restricted stock and/or RSU awards that may be granted to an individual during any Plan Year may not exceed 250,000 shares. Cash-based awards may not exceed $6,000,000 to an individual during any Plan Year. All other stock-based awards may not exceed 250,000 shares to an individual during any Plan Year.

Share Counting

The following factors affect the number of shares as to which equity awards may be granted under the Omnibus Plan:

•	Any shares that are subject to awards of stock options or SARs are counted as using one share available under the Omnibus Plan for every one share delivered under the awards.

•	Any shares that are subject to equity awards that are not stock options or SARs are counted as using 1.9 shares available under the Omnibus Plan for every one share delivered under those awards.

•

Any shares related to awards under the Omnibus Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, or are settled in cash in lieu of shares, or are exchanged, with the Compensation Committee’s permission, prior to the issuance of the shares, for awards not involving shares, will be available again for grant under the Omnibus Plan.

•

The following shares, however, may not again be made available for grant in respect of awards under the Omnibus Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR; (ii) shares delivered to or withheld by the Company to pay the stock option or grant price of, or the withholding taxes with respect to, an award; and (iii) shares repurchased on the open market with the proceeds from the payment of the option price of a stock option.

Differences Between The Omnibus Plan And The 2006 Plan

The following is a comparison of the material differences between the Omnibus Plan and the 2006 Plan:

Provision	Omnibus Plan	2006 Plan
• Shares subject to plan.

•   1,800,000 shares, plus (i) any shares not issued or subject to outstanding awards under the 2006 Plan as of the Effective Date (approximately 876,186 shares); and (ii) any shares subject to outstanding awards under the 2006 Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards.[1]

• 876,186 shares,[1] subject to annual increase equal to up to three percent of the Company’s outstanding common stock at the discretion of the Board.

[1]	As of April 5, 2010, 876,186 shares were available for grant under the 2006 Plan, which, apart from the Omnibus Plan, is the only plan under which equity-based compensation may currently be awarded to our executives, directors, and other employees. At that time, a total of 1,291,333 awards were outstanding under the 2006 Plan, including 441,014 stock options, 3,396 shares of unvested restricted stock, and 850,319 shares that may be settled from unvested RSUs. The stock options outstanding as of April 5, 2010 have a weighted average exercise price of $17.13 and a weighted average remaining term of 6.79 years. Upon stockholder approval of the Omnibus Plan, these outstanding awards will be deemed to have been granted under the Omnibus Plan and will be subject to its terms and conditions.

Provision	Omnibus Plan	2006 Plan
• Termination date.	• March 8, 2020.	• September 27, 2016.

• Shares deducted from the plan.

•   One share for each share delivered under stock options or SARs. Any shares subject to awards that are not stock options or SARs are counted as 1.9 shares deducted from the plan for every one share delivered under those awards.

• One share for each share equivalent represented by stock options, SARs, restricted stock awards, performance shares, and other stock unit awards.

• Annual limit on grants of options, SARs, and performance-based awards to any one individual.

•   Stock options and SARs – 600,000 shares.

•   Restricted stock and RSUs – 250,000 shares.

•   Cash-based awards – $6.0 million.

•   Performance units – $6.0 million.

•   Performance shares – 500,000 shares.

•   Other stock-based awards – 250,000 shares.

•   Per-participant limit for ISOs under the Code is $100,000 per calendar year.

• Per-participant limit is 500,000 shares per calendar year. • Per-participant limit for ISOs under the Code is $100,000 per calendar year.

• Repricings and similar actions.	• Prohibited without stockholder approval.	• Prohibited without stockholder approval.

• Acceleration of Awards in the event of a Change of Control.

•   If a replacement award is provided for outstanding stock options or SARs, then the original stock options/SARs will be cancelled. If no replacement award is issued upon a change of control, then all unvested awards shall immediately vest and become exercisable. All unvested restricted stock awards and RSUs shall immediately vest, with payouts generally made at the time of vesting, subject to compliance with Section 409A of the Code. All performance shares, performance units, and other stock-based awards shall be deemed earned at target and paid out on a pro rata basis based on the length of time elapsed in the performance period.

• Individual award agreements may include provisions applicable upon a change of control, provided that such provisions may not violate or result in tax under Section 409A of the Code.

Provision	Omnibus Plan	2006 Plan
• Definition of Change of Control.

Conforms to definition under Section 409A of the Code, generally requiring one or more of the following:

•   Acquisition of stock by one person or group resulting in such person or group owning more than 50% of the value or voting power of the stock of the Company;

•   Increase in stock ownership of 30% or more of the voting power of the Company’s stock by one person or group over a period of 12 months; or

•   Sale of 40% or more of the value of the Company’s assets.

Any one or more of the following:

•   Merger or consolidation of the Company resulting in less than 50% of combined entity’s voting stock owned by historic Company stockholders;

•   Sale of substantially all of the Company’s assets to an entity less than 50% owned by historic Company stockholders; or

•   Acquisition of stock by one person or group (other than certain persons who owned more than 20% of the Company’s voting stock on August 31, 2006) resulting in such person or group owning more than 50% of the voting stock of the Company.

• Performance period for performance-based awards.	• Determined by the Compensation Committee.	• Determined by the Compensation Committee.

• Performance Goals.

•   Performance goals may be based on one or more of the performance measures referred to in the Omnibus Plan and may be based on Company-wide, subsidiary, unit and/or affiliate performance or other absolute or relative performance levels. Such performance measures include, but are not limited to, net earnings or net income (before or after taxes), earnings per share, gross or net sales or revenue growth, return measures, cash flow, and earnings before or after taxes, interest, depreciation, and/or amortization, revenue after subcontractor’s costs, contract backlog, business pipeline, and debt levels.

• Not applicable.

• Transferability of Awards.	• Prohibits transfers to third parties for consideration.	• Prohibits transfers to third parties for consideration.

New Plan Benefits

Benefits under the Omnibus Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates; therefore, it is not possible to determine the benefits that will be received by directors, executive officers, and others if the Omnibus Plan is approved by the stockholders.

Historically, our annual long-term incentive program has included equity grants to our executive officers, including our named executive officers (five individuals during 2009) and other members of senior management (nine individuals during 2009). A total of 81,789 RSUs were granted to our named executive officers during 2009. A total of 41,396 restricted stock units were granted to other members of senior management during 2009.

On April 5, 2010, the closing sale price of our common stock on the Nasdaq was $25.36 per share.

U.S. Tax Treatment Of Options And Awards

Incentive Stock Options (“ISOs”)

An ISO results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In that event, the excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In addition, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize compensation income taxable at ordinary income tax rates in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income taxable at ordinary income tax rates equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a freestanding SAR will not recognize taxable income at the time the SAR is granted. Upon the exercise of a SAR, if an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the employee at the time such stock is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock/RSU Awards/Performance Awards

No income will be recognized at the time of grant by the recipient of a restricted stock, RSU, or performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

Tax Treatment Of Awards To Non-Employee Directors And To Employees Outside Of The United States

The grant and exercise of options and awards under the Omnibus Plan to non-employee directors and to employees outside of the United States may be taxed on a different basis.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2009, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Options	312,973		$12.12	—
Rights	486,017	(1)	—	—
Total	798,990		—	831,198	(2)

(1)	6,794 restricted stock awards that have been granted are not included in this amount because they are shown on our financial statements as issued and outstanding.

(2)	Our 2006 Plan provides for automatic increases each January 1, commencing January 1, 2007, in the number of shares available for grant by up to 3% of the number of shares issued and outstanding on that date, unless the Board of Directors decides to increase the shares available under the 2006 Plan by a lesser amount. This number represents the shares remaining from the original 1,000,000 shares registered, the 416,241 shares registered pursuant to the 2007 evergreen provision, the 217,973 shares registered pursuant to the 2008 evergreen provision, and the 453,195 shares registered pursuant to the 2009 evergreen provision. On March 8, 2010, the Board of Directors decided to increase the shares available under the 2006 Plan by 3% of the number of shares issued and outstanding, or 578,358 shares, pursuant to the 2010 evergreen provision, which is not reflected in this table. The number of securities remaining available for future issuance is not limited by categories of equity awards.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ICF INTERNATIONAL, INC. 2010 OMNIBUS INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for fiscal year 2010 and requests that stockholders confirm such appointment. Grant Thornton audited our consolidated financial statements for 2009. Representatives of Grant Thornton will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by stockholders. If our stockholders do not ratify Grant Thornton as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of our independent registered public accounting firm. The Audit Committee may, in its discretion, retain Grant Thornton or another independent registered public accounting firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

Our Board of Directors has four regularly scheduled meetings per year and special meetings are called as the need arises. These meetings are usually held at our headquarters in Fairfax, Virginia. The Board met nine times in 2009. Directors are expected to attend Board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve. During 2009, each director attended at least 75% of the total meetings of the Board and those committees on which he or she served. Each director other than Mr. Feldt attended our annual meeting of stockholders held in 2009.

Corporate Governance Guidelines

Our Board of Directors has established a set of Corporate Governance Guidelines that address such matters as director qualifications, director nominations, Board composition, director meetings, Board committees, and other matters. The Board believes such guidelines, which are reviewed from time to time, to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Director Independence

The Board has affirmatively determined that Ms. Eileen O’Shea Auen, Drs. Edward H. Bersoff and Srikant M. Datar, and Messrs. Richard M. Feldt, Joel R. Jacks, David C. Lucien, and Peter M. Schulte, are independent directors in accordance with the requirements of Nasdaq and the rules of the SEC. We believe we comply with all applicable requirements of the SEC and Nasdaq relating to director independence and the composition of the committees of our Board of Directors.

Board Leadership Structure; Lead Independent Director

During 2008, the Board of Directors determined that it would be in the best interests of the Company and its stockholders to designate a lead director who would be an independent director and, among other duties: preside over executive sessions of the independent directors; consult with the Chairman and Chief Executive Officer regarding scheduling and agendas for Board meetings; chair Board meetings in the Chairman’s absence; act as a liaison between the independent directors and management; meet with any director who the lead director deems is not adequately performing his or her duties as a member of the Board or any committee; consult with the Chairman and Chief Executive Officer on matters relating to corporate governance and Board performance; and lead the deliberation and action by the Board or Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change in control of the Company. Dr. Bersoff has served as lead director from June 5, 2008 to the present.

Each of the directors other than Mr. Kesavan is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions over which the lead director presides. The Company believes that this approach effectively encourages full engagement of all directors in executive sessions. Following an executive session of the independent directors, the lead director acts as a liaison between the independent directors and the Chairman concerning any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business and affairs and the issues it faces.

The Company’s Governance and Nominating Committee considered, at its meeting during March 2010, whether the Board’s leadership structure, which includes a lead director and Mr. Kesavan serving as both Chairman and Chief Executive Officer, should be changed. In connection with this discussion, it was noted that both Dr. Bersoff, who has served as the Company’s lead director for nearly two years, and Mr. Kesavan understand their roles and carry them out effectively. Based on the Company’s favorable experience with this Board leadership structure and the factors outlined above, the Committee concluded that the current leadership structure serves the Company well and that there is no need to alter that structure at the present time. However, the charter of the Governance and Nominating Committee has been amended to call for an annual review of the lead director position.

Risk Oversight

Our business is subject to various types of risk. Our Board oversees our risk management processes that are implemented by management, including ensuring that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout our organization. Each of our directors other than Mr. Kesavan is independent, and the Board believes that this independence provides effective oversight of management. The Board as a whole regularly reviews information and reports from members of senior management on areas of material risk, including risks related to the markets served by the Company and contract execution risks. The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Our Mergers & Acquisitions and Finance Committee considers the risks associated with potential acquisitions.

Board Committees

The Board has an Audit Committee, Compensation Committee, and Governance and Nominating Committee, each composed of a majority of independent directors as defined by Nasdaq, as well as a Mergers & Acquisitions and Finance Committee. Each committee has a charter that can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icfi.com).

Audit Committee. The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It is currently composed of Dr. Srikant M. Datar and Messrs. Richard M. Feldt and David C. Lucien, and met five times during 2009. Dr. Datar is the Committee Chair. The Board has determined that each Audit Committee member is financially literate and has determined that Dr. Datar is an “audit committee financial expert” as defined under SEC rules and regulations by virtue of his background and experience. Dr. Datar also qualifies as a financial expert in accordance with the listing standards of Nasdaq applicable to Audit Committee members. Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and in accordance with the listing standards of Nasdaq. We expect the Audit Committee to meet at least four times per year.

The Audit Committee: appoints our independent registered public accounting firm; reviews the financial reports and related financial information provided by the Company to governmental agencies and the general public; monitors compliance with the Company’s Code of Ethics; reviews the Company’s system of internal and disclosure controls and the effectiveness of its control structure; and reviews the Company’s accounting, internal and external auditing, and financial reporting processes. The Audit Committee also reviews other matters with respect to our accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. All of the non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee in accordance with its pre-approval procedures. The Audit Committee’s report can be found under “Report of the Audit Committee” in this proxy statement.

Compensation Committee. The Compensation Committee is currently composed of Ms. Auen, Dr. Bersoff, and Mr. Feldt and met four times during 2009. Dr. Bersoff is the Committee Chair.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to management, organization, performance, and compensation. In discharging its responsibilities, the Compensation Committee considers and authorizes our compensation philosophy, evaluates our senior management’s performance, and approves all material elements of the compensation of our executive officers. The Compensation Committee also reviews the administration of our incentive compensation, retirement, and equity-based plans. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation. The report of the Compensation Committee required by the rules of the SEC is included in this proxy statement. See “Report of the Compensation Committee.”

We expect the Compensation Committee to meet not less often than twice per year. Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and as an “outside director” under Section 162(m) of the Code.

Governance and Nominating Committee. The Governance and Nominating Committee is currently composed of Ms. Auen and Drs. Bersoff and Datar. The Governance and Nominating Committee met four times during 2009. Ms. Auen is the Committee Chair.

The Governance and Nominating Committee: identifies and recommends candidates to be nominated for election as directors at ICF International’s annual meeting, consistent with criteria approved by the full Board; annually evaluates and reports to the Board on its performance and effectiveness; annually reviews the composition of each Board committee and presents recommendations for committee membership to the full Board as needed; researches, evaluates, and recommends director compensation; considers and advises the Board on matters relating to the affairs or governance of the Board; considers matters relating to senior management succession; and reviews and approves all potential “related person transactions” as defined under SEC rules.

Mergers & Acquisitions and Finance Committee. The Mergers & Acquisitions and Finance Committee is currently composed of Dr. Bersoff and Messrs. Schulte, Jacks, Lucien, and Kesavan and met five times during 2009. Mr. Schulte serves as the Committee Chair. The purpose of the Mergers & Acquisitions and Finance Committee is to review and assess, and assist the Board of Directors in reviewing and assessing, the capital structure of the Company, potential acquisitions, strategic investments, and divestitures.

Compensation Committee Interlocks and Insider Participation

Ms. Auen, Dr. Bersoff, and Mr. Feldt were members of the Compensation Committee for the year ended December 31, 2009. None of them is or was an officer or employee of the Company. None of our executive officers served as a member of the board of directors nor the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Process for Selecting and Nominating Directors

The Board of Directors formed a Governance and Nominating Committee during 2008 that is responsible for nominating director candidates and considering director nominees. This committee replaced the nominating role previously filled by the Company’s Compensation Committee. The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders, or other persons. It is expected that the Governance and Nominating Committee will have direct input from the Chairman and Chief Executive Officer and the lead director, as appropriate.

Identified candidates are evaluated at regular or special meetings of the Governance and Nominating Committee and may be considered at any point during the year. As described below, the Governance and Nominating Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in the Company’s proxy statement. Following verification of the stockholder status of any person proposing a candidate, recommendations are considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance and Nominating Committee. The Governance and Nominating Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder.

During 2010, in connection with its review of the Board nomination process, the Governance and Nominating Committee adopted revised non-exclusive “Board selection guidelines” to assist the committee in evaluating candidates for the Board. These guideline criteria are summarized above under “Proposal 1: Election of Directors.”

As suggested by our Board selection criteria summarized above, the Governance and Nominating Committee and Board believe that diversity should play a role in the selection of directors. Accordingly, the Governance and Nominating Committee takes into account factors such as race, gender, and national origin in evaluating nominees for Board membership.

Nominees should typically be able to serve for at least five years before reaching age 72. There are no stated minimum criteria for director nominees, and the Board may also consider such factors as it deems appropriate and in the best interests of the Company and our stockholders.

As mentioned above, we will consider candidates for director who are recommended by the stockholders. Stockholder recommendations should be submitted in writing to: Corporate Secretary, ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares, as well as options, SARs, warrants, and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (iv) any short interest in any security of the Company beneficially owned by such stockholder; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary at the above address a written response to a questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

Board Stock Ownership Guidelines

During March 2010, upon the recommendation of the Governance and Nominating Committee, the Board of Directors adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board of Directors of the Company be expected to own the lesser of (a) 15,000 shares of common stock or (b) common stock with a value equal to three times the value of a director’s annual compensation (including cash retainer and equity grants, but excluding Board committee compensation), with such ownership level to be achieved over a period of four years after becoming a member of the Board. Although it was very recently adopted, four of the non-employee members of the Board of Directors already satisfy this guideline.

Stockholder Communications with the Board

You may contact the Board of Directors by sending a letter marked “Confidential” and addressed to the Board of Directors, ICF International, Inc., c/o Corporate Secretary, 9300 Lee Highway, Fairfax, Virginia 22031 USA. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board or individual directors, as appropriate. Communications that are intended specifically for the lead director, the independent directors, or non-management directors should be marked as such.

Director Compensation

The following discussion outlines the compensation that was paid to non-employee directors during 2009, as well as our anticipated director compensation structure for the first nine months of 2010. The compensation of our Board of Directors is evaluated in the fall of each year by our Governance and Nominating Committee, and becomes effective October 1 following approval by the entire Board.

Directors who are employed by us do not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

October 2008 – September 2009 Board Compensation

Cash Compensation. During the 12 months ended September 30, 2009, our non-employee directors each received annual retainers of $36,000, payable quarterly, covering up to four regular Board meetings during a year, one annual meeting, and a reasonable number of special Board meetings. Additional retainers, if any, for additional meetings are determined by the Board of Directors or the Governance and Nominating Committee. No additional retainer was paid to any of our non-employee directors for this period. The chair of the Audit Committee received $20,000 annually (including member fee), and each other Audit Committee member received $5,000 annually, payable in equal quarterly installments. The chair of the Compensation Committee received $13,000 annually (including member fee), and each other Compensation Committee member received $5,000 annually, payable in equal quarterly installments. The chair of the Governance and Nominating Committee received $13,000 annually (including member fee), and each other Governance and Nominating Committee member received $5,000 annually, payable in equal quarterly installments. The chair of the Mergers & Acquisitions and

Finance Committee received $13,000 annually (including member fee), and each other Mergers & Acquisitions and Finance Committee member received $8,000 annually, payable in equal quarterly installments. The lead director receives a fee of $20,000 annually, payable in equal quarterly installments. Board members may elect to convert their quarterly cash compensation into our common stock at the fair value of our common stock on the quarterly payment date.

Restricted Stock Grants. Non-employee members of the Board, upon first being elected to the Board, received an initial grant of restricted shares of common stock with a fair market value equal to three times the annual cash retainer amount. These initial grants of restricted stock vest equally over a period of three years, subject to acceleration upon certain events such as a change of control. Starting with their second year of service, non-employee directors receive annual grants of restricted stock with a fair market value equal to $48,000. These annual restricted stock grants vested immediately.

Director Compensation Table for 2009

The following table provides the compensation received by individuals who served as non-employee directors of the Company during 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Total ($)
Eileen O’Shea Auen	$56,750	$89,965	$146,715
Dr. Edward H. Bersoff	86,250	35,736	121,986
Dr. Srikant M. Datar	57,500	35,736	93,236
Richard M. Feldt	48,750	89,965	138,715
Joel R. Jacks	48,750	35,736	84,486
David C. Lucien	55,500	35,736	91,236
Peter M. Schulte	51,250	35,736	86,986

(1)	Includes quarterly payments made in the form of restricted common stock in lieu of cash at the election of each director.

(2)	These amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with FASB ASC Topic 718, for restricted stock awards granted in and prior to 2009.

October 2009 – September 2010 Board Compensation

Cash Compensation. Effective October 1, 2009, our non-employee directors each receive annual retainers of $45,000, payable quarterly, covering up to four regular Board meetings during a year, one annual meeting, and a reasonable number of special Board meetings. Additional retainers, if any, for additional meetings are determined by the Board of Directors or the Governance and Nominating Committee. The chair of the Audit Committee receives $26,000 annually (including member fee), and each other Audit Committee member receives $6,000 annually, payable in equal quarterly installments. The chair of the Compensation Committee receives $16,000 annually (including member fee), and each other Compensation Committee member receives $6,000 annually, payable in equal quarterly installments. The chair of the Governance and Nominating Committee receives $14,000 annually (including member fee), and each other Governance and Nominating Committee member receives $6,000 annually, payable in equal quarterly installments. The chair of the Mergers & Acquisitions and Finance Committee receives $13,000 annually (including member fee), and each other Mergers & Acquisitions and Finance Committee member receives $8,000 annually, payable in equal quarterly installments. The lead director receives a fee of $20,000 annually, payable in equal quarterly installments.

Restricted Stock Grants. Non-employee members of the Board, upon first being elected to the Board, receive an initial grant of restricted shares of common stock with a fair market value equal to three times the annual cash retainer amount. These initial grants of restricted stock vest equally over a period of three years, subject to acceleration upon certain events such as a change of control. Starting with their second year of service, non-employee directors receive quarterly grants of restricted stock with an aggregate annual fair market value equal to $72,000. These restricted stock grants vest immediately. Board members may elect to convert their quarterly cash compensation into our common stock at the fair market value of our common stock on the quarterly payment date.

Code of Ethics

The Company has adopted a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers, and employees. The Code of Ethics requires that the Company’s directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

Our Code of Ethics applies to all of our employees, including our chief executive officer, our chief financial officer, and our controller. The Code of Ethics and all Board committee charters are posted in the Investor Relations – Corporate Governance portion of our website (www.icfi.com). A copy of any of these documents is available in print (free of charge to any stockholder) who requests a copy by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Luann Gilmore, Corporate Governance. The Company will disclose on its website at www.icfi.com, to the extent and in the manner permitted by Item 505 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.

Certain Relationships and Transactions with Related Persons

Our Code of Ethics, which applies to all directors, executive officers, and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us and/or our stockholders. In addition, the Board of Directors has adopted a policy on interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis. As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose the personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary. The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers and Board members to the Governance and Nominating Committee.

There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change in control and other arrangements, which are described in the section captioned “Executive Compensation – Potential Payments upon Termination or Change in Control.”

EXECUTIVE OFFICERS OF THE COMPANY DURING 2009

The following table includes information with respect to all of our executive officers at December 31, 2009. All executive officers serve at the pleasure of our Board of Directors. The biographical information for Mr. Kesavan is found under “Directors Whose Term of Office Expires in 2012—Class III Directors.” Since December 31, 2009, Isabel Reiff, our Executive Vice President for Corporate Growth, and Ronald P. Vargo, our Executive Vice President and Chief Financial Officer, have become executive officers.

Name	Age	Title
Sudhakar Kesavan	55	Chairman, President, and Chief Executive Officer
John Wasson	48	Executive Vice President and Chief Operating Officer
Alan Stewart	55	Senior Vice President and Chief Financial Officer
Ellen Glover	54	Executive Vice President
Gerald Croan	60	Executive Vice President

John Wasson serves as Executive Vice President and Chief Operating Officer of ICF International and has been with ICF Consulting since 1987. Mr. Wasson previously worked as a staff scientist at the Conservation Law Foundation of New England and as a researcher at the Massachusetts Institute of Technology Center for Technology, Policy and Industrial Development. Mr. Wasson holds a Master of Science degree in Technology and Policy from the Massachusetts Institute of Technology and a Bachelor of Science in Chemical Engineering from the University of California, Davis.

Alan Stewart served as Senior Vice President and Chief Financial Officer of ICF International until April 1, 2010, when Ronald P. Vargo become our Chief Financial Officer. Mr. Stewart had been with ICF Consulting since 2001. Mr. Stewart has over 30 years of experience in financial management, including mergers and acquisitions. Prior to joining the Company, Mr. Stewart was Chief Financial Officer at DataZen Corporation, Blackboard, Inc., and Deltek Systems, Inc. (“Deltek”). Prior to joining Deltek, Mr. Stewart held senior finance positions at: BTG, Tempest Technologies, Inc.; C3, Inc.; the Division of Corporation Finance at the SEC; Martin Marietta Corporation; and Touche Ross & Co. Mr. Stewart received his Bachelor of Science in Accounting from Virginia Commonwealth University and is a Certified Public Accountant. Since January 2008, Mr. Stewart has served on the Board of Global Packaging, USA, a private-equity-backed company.

Ellen Glover serves as an Executive Vice President of ICF International and joined ICF Consulting in 2005. Prior to joining the Company, Ms. Glover served as the Vice President and General Manager of Dynamics Research, a publicly traded professional and technical services contractor to federal and state government agencies, which acquired Impact Innovations Group. Prior to the acquisition, from 2002 to 2004, Ms. Glover served as President of Impact Innovations Group, a provider of information technology services to federal and commercial markets. From 1983 to 2002, Ms. Glover was an officer of Advanced Technology Systems, a provider of information technology services to the U.S. Department of Defense and civilian agencies. Ms. Glover served as President and Chief Operating Officer of Advanced Technology Systems from 1994 to 2002, as Director of Operations from 1990 to 1993, and as a Program Manager prior to 1990. Ms. Glover was the Chair of the Industry Advisory Council from 2005 to 2006, and Executive Vice Chair from 2004 to 2005. In addition, Ms. Glover has served on the boards of Information Technology Association of America and Women in Technology. Ms. Glover won the 2007 Janice K. Mendenhall Spirit of Leadership Award and the 2001 Federal Computer Week Federal 100 Eagle Award. Ms. Glover holds a Master of Science in Urban Planning and a Bachelor of Arts in History and Political Science from the University of Pittsburgh.

Gerald Croan serves as an Executive Vice President of ICF International and the president of ICF’s subsidiary, Caliber Associates, Inc. (“Caliber”), which focuses on our health, human services, and social programs market. Mr. Croan joined the Company with our acquisition of Caliber effective October 1, 2005. Mr. Croan founded Caliber in 1983 and has served as its president since its inception. Mr. Croan’s experience includes research, evaluation, technical assistance and training, and related program support services for juvenile justice, victim services, youth services, and community programs, military family issues, and developmental work on community needs assessment systems for the military. Mr. Croan’s work has been recognized by the U.S. Department of Defense, Department of Justice, and Department of Health and Human Services. Prior to founding Caliber, Mr. Croan served as a senior manager at two consulting organizations and with the Pennsylvania Department of Justice. Mr. Croan holds a Bachelor of Science degree and a Master of City Planning degree from the Massachusetts Institute of Technology. Mr. Croan has served on the Board of the National Association of Child Care Resource and Referral Agencies, an Arlington, Virginia-based non-profit organization, since 2003 and on the Board of the National Learning Institute, a Washington, D.C.-based non-profit organization, since 2001.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 5, 2010, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each person who was an executive officer as of April 5, 2010; and

•	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 19,319,246 shares of common stock outstanding as of April 5, 2010. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of April 5, 2010 or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Unless otherwise indicated, the address of each person owning more than 5% of the outstanding shares of common stock is: c/o ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031. The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties.

	Shares beneficially owned
Beneficial Owner	Number	Percentage
Directors & Executive Officers
Sudhakar Kesavan(1)	122,719	*
John Wasson(2)	68,637	*
Ronald P. Vargo	—	*
Ellen Glover(3)	70,422	*
Gerald Croan(4)	29,212	*
Isabel Reiff	—	*
Dr. Edward H. Bersoff	27,923	*
Dr. Srikant M. Datar(5)	14,464	*
Joel R. Jacks(6)	1,681,855	8.71%
David C. Lucien	23,720	*
Peter M. Schulte(6)	1,726,174	8.94%
Eileen O’Shea Auen(7)	10,497	*
Richard M. Feldt(8)	7,908	*
Directors and Executive Officers as a group (13 persons)	2,218,780	11.41%

Beneficial Owners Holding More Than 5%
CM Equity Partners, L.P.(6)	570,264	2.95%
CMEP Co-Investment ICF, L.P.(6)	677,415	3.51%
CM Equity Partners II, L.P.(6)	289,779	1.50%
CM Equity Partners II Co-Investors, L.P.(6)	27,293	*
CM Equity Partners, L.P. and affiliates as a group(6)(9)	1,564,751	8.10%

*Represents beneficial ownership of less than 1%.

(1)	The total number of shares listed as beneficially owned by Sudhakar Kesavan includes options to purchase 50,000 shares of common stock.

(2)	The total number of shares listed as beneficially owned by John Wasson includes options to purchase 45,000 shares of common stock.

(3)	The total number of shares listed as beneficially owned by Ellen Glover includes options to purchase 30,000 shares of common stock.

(4)	The total number of shares listed as beneficially owned by Gerald Croan includes options to purchase 10,000 shares of common stock.

(5)	The total number of shares listed as beneficially owned by Dr. Srikant M. Datar includes 13,096 shares of common stock held in an estate planning trust of which Dr. Datar is a co-trustee.

(6)	Directors Peter M. Schulte and Joel R. Jacks are the managing members of entities that serve as the general partners of CM Equity Partners, L.P., CMEP Co-Investment ICF, L.P., CM Equity Partners II, L.P., and CM Equity Partners II Co-Investors, L.P. Messrs. Schulte and Jacks disclaim beneficial ownership of the shares of the Company’s common stock owned by each of CM Equity Partners, L.P., CMEP Co-Investment ICF, L.P., CM Equity Partners II, L.P., and CM Equity Partners II Co- Investors, L.P. except to the extent of their respective pecuniary interests therein. The address for each of CM Equity Partners, L.P., CMEP Co-Investment ICF, L.P., CM Equity Partners II, L.P., and CM Equity Partners II Co-Investors, L.P. is: 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

(7)	The total number of shares listed as beneficially owned by Eileen O’Shea Auen includes 1,698 shares of unvested restricted common stock.

(8)	The total number of shares listed as beneficially owned by Richard M. Feldt includes 1,698 shares of unvested restricted common stock.

(9)	Represents shares of common stock held by CM Equity Partners, L.P. and its affiliates CMEP Co-Investment ICF, L.P., CM Equity Partners II, L.P., and CM Equity Partners II Co-Investors, L.P.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this discussion and analysis, the “Committee”) has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided to the Company’s executive team, including the executive officers, are similar to those provided to other Company key employees. The five executives included in the Summary Compensation Table on page 39 are referred to as our named executives.

Compensation Philosophy and Objectives

In the fall of 2009, the Committee retained Hewitt Associates LLC (“Hewitt”) to assist the Committee in reviewing the Company’s compensation policies and practices, as adopted by the Committee in March 2009, and comparing them to current trends in board and executive compensation by peer companies. In particular, Hewitt was asked to assist with competitive benchmarking and long-term incentive plan modeling. The Committee had not utilized an outside compensation consultant since 2007 and felt that it was desirable to update the analysis available to the Committee. Although Hewitt has been retained by the Committee, from time to time, as necessary, the Company’s management provides information to, and discusses alternatives directly with, Hewitt at the direction of the Committee.

As a result of this review, the Company’s fundamental compensation philosophy, which has the objectives set forth below, did not change:

•

Reward performance and contribution to our business. Our compensation programs should be designed to reward extraordinary performance with strong compensation; likewise, where individual performance falls short of expectations and/or Company performance lags the peer group performance, the programs should deliver lower payouts.

•

Pay-for-performance and retention must be balanced. Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force, we must remain competitive with the pay of our peer companies who compete with us for talent. In general terms, the objective is to target Company executives’ total compensation at the 50th percentile of the Company’s approved peer group for “on plan” performance.

•

Compensation should be aligned with stockholder interests. Key employees should have a substantial proportion of their compensation in the form of equity participation to align their individual financial interests with those of our stockholders.

•

Relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to understand easily how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the business unit’s and Company’s achievement of its strategic and operational goals.

•

Provide only necessary perquisites for named executives. Our compensation programs should include only those perquisites necessary to attract and retain named executives and/or improve the named executive’s ability to carry out his or her responsibilities safely and effectively.

Based on a review that began in the fall of 2009 and continued through February 2010, the Committee developed the following guidelines for the Company’s 2010 executive officer compensation program:

•	Development of Performance Goals: Each year, management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year. These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets, and actual compensation levels.

•

Elements of Compensation Program: In general, the mix of compensation will consist of base salary and both short-term incentive (which will normally take the form of cash, perhaps with some equity and/or the employee’s option to elect to accept equity in lieu of cash) and long-term incentive, which during 2010 is based on an equity distribution as follows:

–	50% options with a three-year vesting schedule of one-third each year following the distribution.

–	50% restricted stock units with a four-year vesting schedule of one-fourth each year following the distribution.

•

Target Payout for On Plan Performance: Compensation will be targeted at the 50th percentile of the peer group to establish a baseline for compensation. The peer group and supporting data will be refreshed approximately every two years. During 2010, “on plan” performance is defined as achieving 85% to 115% of performance goals. The Company’s failure to achieve on plan performance will affect both overall and individual incentive awards, although the effects of shortfalls on cash bonuses will likely be more pronounced than on long-term incentives. The Company’s actual performance as compared to the goals will be assessed and applied to ranges within on plan target compensation in establishing the appropriate payout levels.

•

Potential Payout for Above Plan Performance: The potential to earn more compensation will be at the discretion of the Committee, subject to any restrictions imposed by Section 162(m) of the Code and the terms of the Omnibus Plan. Potential payouts have been established for performance that exceeds 115% of the annual performance goals. The maximum total direct compensation that may be earned for superior performance is 160% of total targeted compensation, unless the Committee recommends otherwise.

•	Performance-Based and Discretionary Incentive Compensation: The CEO’s, COO’s, and CFO’s annual incentive compensation will be weighted as follows:

–	80% will be in the form of a potential “performance-based bonus” tied to one or more financial goals set forth in the Omnibus Plan, the cash portion of which is designed to comply with Section 162(m) of the Code.

–	20% will be in the form of a separate “discretionary bonus,” payable at the discretion of the Committee based on specific business challenges facing the executives during each fiscal year, which bonus will be contingent on achievement of non-financial goals identified as to each executive but will not be contingent on the achievement of, or failure to achieve, any of the financial goals established for such executive with respect to the “performance-based bonus” discussed above.

•	Assessment of Annual Performance: For purposes of compensation awards each year:

–	The CEO’s performance will be assessed by the Compensation Committee.

–	The COO’s and CFO’s performance will be assessed by the Compensation Committee and the CEO.

–	The remaining executive officers’ performance will be assessed by the CEO, COO, CFO, and the Compensation Committee.

•

Impact of Acquisitions: Because merger and acquisition transactions are a key element of the Company’s strategy, the executive compensation structure should reflect the time and effort it takes to identify, negotiate, and integrate acquisitions successfully. Historically, the Company’s executives have been rewarded for merger and acquisition activity through share price appreciation in the long-term incentive component of compensation rather than incentives explicitly tied to acquisitions, and the effects of acquisitions on performance goals have been determined on an ad hoc basis. During 2010, the Committee will follow guidelines designed to take into account the performance of acquisitions during the course of a fiscal year. The guidelines differentiate among three sizes of acquisitions (varying based on the target company’s prior-year gross revenue) and the quarter of the fiscal year during which a transaction is completed. The Company’s actual and targeted performance, as they affect executive compensation determinations, may be adjusted to varying degrees depending on application of these factors. Thus, named executives’ performance goals and eligibility for incentive compensation will be affected by the timing, size, and performance of acquired businesses.

Implementing Our Objectives

Use of Market Data

As explained above, in part because the Committee had not collected external competitive data since the fall of 2007, the Committee retained Hewitt to assist with, among other things, competitive benchmarking. In connection with its review and assessment, Hewitt collected competitive data for public companies in the same service sector and executive labor market. The peer group, selected with approval by the Committee, is comprised of publicly traded U.S.-based professional services companies that primarily serve the government sector. The companies comprising the new 2010 compensation peer group are the following:

CACI International Inc.	CRA International, Inc.	Dynamics Research Corp.

FTI Consulting, Inc.	Huron Consulting Group Inc.	ManTech International Corp.

Navigant Consulting, Inc.	NCI, Inc.	SAIC, Inc.

SRA International, Inc.	Stanley, Inc.

Companies that had been included in the 2007 study by Towers Perrin, but that are no longer being utilized as part of the peer group for this purpose, include: LEGG Corp.; CIBER, Inc.; GTSI Corp.; IHS Inc.; MAXIMUS Inc.; MTC Technologies, Inc.; and SI International, Inc. New companies that have been added to the peer group include: Dynamics Research Corp.; FTI Consulting, Inc.; NCI, Inc.; and SAIC, Inc.

The conclusion of the Hewitt assessment was that, although the Company’s performance had been above market when compared to the performance of both the peer group and the Standard & Poor’s 500 since January 2007, overall, the Company’s executive compensation opportunities were below market. This conclusion included, as to various of the executives, below market base compensation levels, and/or below market target bonuses and long-term incentive opportunities. This conclusion was reflected in Hewitt’s recommended changes to the Company’s executive compensation program and the Committee’s compensation decisions.

In connection with its evaluation of the Hewitt’s recommendations, the Committee was also mindful that the Company competes with many larger companies for top executive-level talent. Thus, although the Committee determined that the peer group compensation data were the appropriate primary focus, broader considerations also needed to be taken into account.

Role of Management in Compensation Decisions

During late 2009 and early 2010, the Committee made compensation determinations for all named executives. In the case of executives other than the CEO, the CEO annually reviews the performance of the executive team, provides a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and then makes recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee considers these CEO recommendations when making its determinations as to the COO and CFO, and takes into account input from the CEO, COO, and CFO with respect to other named executives.

Executive Compensation Components

For the fiscal year ended December 31, 2009, the principal components of compensation for named executives included: (i) base salary; and (ii) incentive compensation in the form of cash bonuses and equity awards.

For the named executives, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation, and, in the case of cash bonuses and equity awards, whether to make any available. In terms of incentive compensation, the Committee establishes pre-determined percentage weights for each component of cash bonus, but does not have pre-determined percentage weights for equity awards. The following section summarizes the role of each compensation component and how decisions are made for the named executives.

2009 Base Compensation

For the 2009 fiscal year, Messrs. Kesavan, Wasson, and Stewart, our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, respectively, each volunteered to maintain their existing 2008 base salaries for 2009 as a means to continue to manage costs in a challenging economic environment. Thus, Mr. Kesavan’s annualized 2009 base salary remained $480,000, Mr. Wasson’s annualized 2009 base salary remained $400,000, and Mr. Stewart’s annualized 2009 base salary remained $323,000. Both Ms. Glover and Mr. Croan’s annualized base salaries were increased slightly – by 3.0% for Ms. Glover, increasing from $300,000 in 2008 to $309,000 in 2009, and by 2.6% for Mr. Croan, increasing from $260,000 in 2008 to $267,000 in 2009.

The consistency (and, in the case of Ms. Glover and Mr. Croan, slight increases) in base salary amounts for 2009 from 2008 for the named executives maintained their salaries close to the 50th percentile of the 2007 compensation peer group (aged by 3%), although still slightly below that level.

2010 Base Compensation

Taking into account the competitive factors described above, the recommendations of Hewitt, and the Company’s performance during 2009, the Committee decided to increase the base compensation levels of the Company’s executive officers so that they more closely approximate (but remain slightly below) the 50th percentile of the new 2010 compensation peer group. As discussed above under “Implementing Our Objectives – Use of Market Data,” Hewitt’s assessment, based upon the Company’s new 2010 peer group, concluded that the Company’s senior executive compensation was below market. Therefore, increases to named executive base compensation were made to bring base compensation levels into line with the targeted 50th percentile comparison to the peer group. Such increases were particularly substantial for Messrs. Kesavan and Wasson, who had opted to maintain their existing 2008 base salaries in 2009 as a Company cost-cutting measure and were further below market as a result. The Committee decided to increase the base compensation for Mr. Kesavan to $625,000, for Mr. Wasson to $475,000, for Ms. Glover to $322,000, and for Mr. Croan to $278,000. In addition, effective in the spring of 2008, Isabel Reiff, the Company’s Executive Vice President for Corporate Growth, was named an executive officer of the Company, and her 2010 base compensation was set at $280,000. Finally, Ronald P. Vargo has joined the Company as Executive Vice President and became the Company’s Chief Financial Officer effective April 1, 2010, with an annual base compensation of $425,000.

Compared to the 2010 peer group identified by the Committee with the assistance of Hewitt, the base compensation of Messrs. Kesavan and Wasson remains below the 50th percentile. It is difficult to identify precise comparables for Mr. Croan and Ms. Reiff, but their base compensation levels are believed to be slightly below the 50th percentile levels as well. The base compensation level for Ms. Glover approximates the 50th percentile of the 2010 peer group, and the compensation level for Mr. Vargo, who joined the Company from a larger company environment, was set as a result of negotiations between Mr. Vargo and the Committee.

Incentive Compensation

Both our cash bonuses and equity awards are made pursuant to our 2006 Plan (excluding cash bonuses payable under the Annual Incentive Program for 2010, which are made pursuant to the Omnibus Plan). The 2006 Plan is designed to: (i) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (ii) link and align the personal interests of participants with an incentive for excellence in individual performance; and (iii) promote teamwork.

Tax Implications. Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1.0 million in any taxable year paid to the CEO or the three next most highly compensated executive officers, other than the CFO. However, 2008 and 2009 compensation in excess of $1.0 million paid to our named executives is deductible because of the exemption contained in the regulations under Section 162(m) for companies that are newly publicly held. Because the 2006 Plan was in effect prior to the Company’s initial public offering, and the initial public offering disclosed information regarding the 2006 Plan that satisfied all applicable laws, pursuant to Treasury Regulation § 1.162-27(f)(2)(iv), the $1.0 million deduction limit is not applicable to remuneration paid under the 2006 Plan until the annual stockholders’ meeting in 2010 at which directors are elected.

The Company’s proposed Omnibus Plan, discussed elsewhere in this proxy statement, provides for ongoing compliance with Section 162(m) of the Code. Awards relating to targeted cash bonus opportunities (including equity awards that may be made in lieu of such cash bonuses) payable under the Annual Incentive Program for 2010 are made pursuant to the Omnibus Plan if approved by the stockholders.

Annual Incentive Awards for 2009. For 2009, the target bonus as a percentage of base salary for the named executives was: Mr. Kesavan, 100%; Mr. Wasson, 80%; Mr. Stewart, 70%; Mr. Croan, 50%; and Ms. Glover, 50%. These amounts, with the exception of a small reduction for Mr. Stewart, were consistent with both the 2008 target bonuses and the Committee’s decision to ensure that a significant portion of named executive compensation is at-risk.

The Committee also established certain 2009 Company performance targets based on the 2009 budget. If the Company did not achieve at least 80% of its overall annual performance goals, then no bonuses or equity distributions would be made to the named executive officers for 2009. Further, for achievement of 80% to 120% of performance goals, the targeted total direct compensation was to be in a range approximating the 50th percentile of the Company’s peer group. The named executives had the potential to earn more, based on the discretion of the Committee, for performance above 120% of the performance goals. The maximum total direct compensation that may be earned for superior performance, unless recommended by the Committee to be otherwise, was anticipated to be 160% of the targeted payout levels.

The performance goals for each of the named executives were adjusted for 2009. For each of the named executives, 75% of their bonus calculations for 2009 were non-discretionary and based on achievement of quantifiable targets, while 25% were discretionary by the Committee and tied to the named executive’s contribution to the Company’s strategic goals, collaboration, people development, and mergers and acquisitions. For both Messrs. Kesavan and Wasson, the non-discretionary 75% was comprised of the following: 35% tied to the Company achieving its gross revenue target; 25% tied to the Company achieving its earnings before interest, taxes, depreciation and amortization, plus non-cash stock compensation expense (“Bank EBITDA”) target; and 15% tied to its total backlog target. For Mr. Stewart, the non-discretionary 75% of his bonus was based on the following: 35% tied to the Company achieving its gross revenue target; 20% tied to the Company achieving its Bank EBITDA target; 10% tied to reduced tax exposure for the Company; and 10% tied to the speed of the monthly and quarterly close of the Company’s books. For Ms. Glover, her non-discretionary 75% was comprised of the following: 15% tied to the Company achieving its gross revenue target; 15% tied to the Company’s target Bank EBITDA; 17.5% correlated to the gross revenue of the practice of which she was the leader; 17.5% correlated to her practice’s local margin; 5% related to the pipeline of her practice; and 5% related to the sales of her practice. Mr. Croan’s non-discretionary 75% included 15% tied to the Company achieving its gross revenue target; 15% correlated to the Company’s target Bank EBITDA; 22.5% correlated with the Company gross revenue generated from the Presidential stimulus package; and 22.5% related to the Company sales generated from the Presidential stimulus package.

Following the conclusion of 2009, the Committee reviewed the Company’s performance against the previously identified 2009 performance metrics, including gross revenue, service revenue, EBITDA, Bank EBITDA, total backlog, net income, and earnings per share. These metrics were reviewed in the context of both the core Company operations (excluding the Macro International Inc. (“Macro”) acquisition) and the Company’s performance including Macro’s performance. The “core” Company performance as a percentage of target in the applicable categories ranged from 85% to 106%, and with Macro ranged from 87% to 111%. Thus, the Company’s performance was in the range of “on plan performance” as defined under the 2009 incentive program, because performance was between 80% and 120% of target.

Overall, the Committee concluded that the 2009 aggregate incentive compensation pool should be funded at $11.8 million (87% of plan) and be distributed in a combination of cash and RSUs, with RSUs being valued using a 1.2 multiplier (that is, to the extent RSUs are issued in lieu of cash, the value of the RSUs equals 120% of the cash value of the incentive). Such RSUs vest over a period of four years.

With respect to individual named executives, the Committee’s determinations took into account each person’s relevant performance factors. For example, in the case of Mr. Kesavan, the nondiscretionary performance factors (gross revenue, Bank EBITDA, and total backlog) resulted in a total of 73% of the potential 75% non-discretionary portion of his incentive compensation, and Mr. Kesavan was awarded the full 25% of the discretionary portion of his incentive award, resulting in an overall award equal to 98% of the potential targeted award, or $469,440. The analysis for Mr. Wasson, whose performance factors were the same as Mr. Kesavan’s, mirrored that for Mr. Kesavan and resulted in a 2009 incentive award of $312,960. After review of the non-discretionary and discretionary performance factors, the Committee determined to award to Mr. Stewart a 2009 incentive award equal to 80% of target, or $179,863. In the case of Ms. Glover, the performance factors and discretionary components totaled 98% of target, resulting in a 2009 incentive award of $150,788. The same analysis for Mr. Croan resulted in an overall performance of 78%, resulting in a 2009 incentive award of $103,930.

With respect to the incentive awards for 2009, Messrs. Kesavan and Wasson were permitted to, and elected to, receive RSUs equal to 120% of the cash value of their entire 2009 incentive awards (with such RSUs vesting over a four-year period). In light of his announced resignation, Mr. Stewart’s 2009 incentive award was paid 100% in cash. Ms. Glover and Mr. Croan received their 2009 incentive awards in the form of 60% cash and the remainder in RSUs equal in value to 120% of the remaining 40% (with such RSUs vesting over a four-year period.) The executive officers’ direct reports received their 2009 incentive awards in the form of 60% cash and 40% in RSUs (also with a value equal to 120% of the cash value of the 40% and vesting over four years), with remaining officer participants given an allocation of 75% cash and 25% RSUs on the same basis.

Annual Incentive Program for 2010. The 2010 incentive program is similar to that implemented for 2009, but with some refinements. As discussed above, the targeted cash bonus opportunities, including equity awards that may be made in lieu of such cash bonuses, under the Annual Incentive Program for 2010 (hereafter referred to as “awards”) are made pursuant to the Omnibus Plan and certain awards thereunder are designed to comply with Section 162(m) of the Code. In particular, as discussed below, each executive who received an award under the Annual Incentive Program for 2010 received an award of which 80% was in the form of a “performance-based” bonus opportunity and 20% of which was in the form of a “discretionary” bonus opportunity. The discretionary bonus will be contingent on achievement of non-financial goals identified as to each executive, but will not be contingent on the achievement of, or failure to achieve, any of the financial goals established for such executive with respect to the performance-based bonus discussed above.

With respect to the targeted level of incentive compensation, based on the data provided by Hewitt and the Committee’s consideration of that data and other factors, the Committee decided to define “target” performance as being overall Company performance between 85% and 115% of target (compared to between 80% and 120% during 2009). Based on the same factors, the Committee concluded that target incentive awards as a percentage of base compensation would be as follows: Mr. Kesavan, 100%; Mr. Wasson, 80%; Mr. Vargo, 70%; Ms. Glover, 50%; Mr. Croan, 50%; and Ms. Reiff, 70%.

With respect to the performance factors to be taken into account in defining each named executive officer’s eligibility for an incentive award, the Committee refined those performance factors from those utilized during 2009.

For Messrs. Kesavan, Wasson, and Vargo, the performance-based bonus will be based on the following factors: gross revenue (40%) (percentage references are to percentages of aggregate bonus opportunities), earnings per share (25%), and backlog growth (15%), and the discretionary bonus will be based on contributions to the Company’s strategic goals, acquisitions, collaboration, and people development (20%).

The performance goals for Ms. Glover’s performance-based bonus include gross revenue and earnings per share (25% each), group gross revenue (15%), and group local margin (15%), with her discretionary bonus (20%) based on other factors. In the case of Mr. Croan, his 2010 performance-based bonus is based on the following factors: gross revenue (25%), earnings per share (10%), successful contribution to pipeline attributed to strategic growth initiatives (25%), and successful contributions to service revenue attributable to strategic growth initiatives (20%), and his discretionary bonus (20%) is based on other factors. For Ms. Reiff, her performance-based bonus is based on the following factors: gross revenue (25%), earnings per share (10%), backlog growth (22.5%), and pipeline growth (taking into consideration quality of pipeline) (22.5%), with her discretionary bonus (20%) based on other factors.

Equity Awards. Apart from utilizing equity grants to pay all or a portion of certain 2009 annual incentive awards referred to above, the equity component of the Company’s compensation program has consisted of grants of stock options, restricted stock, and/or RSUs. Such awards are designed to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	encourage participants to focus on long-term Company performance;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value they have added to the organization. In determining awards, we consider current value, expected value at grant, and the ownership percentage associated with the award to draw a comparison among the recipients and make market comparisons to similarly situated executives in peer group companies. In establishing award levels, we consider existing equity ownership levels of the participants. However, we have no formal ownership guidelines or requirements. Our primary focus is to retain executives in light of prevailing competitive conditions and to motivate executives in ways that support stockholder value.

The Committee makes annual awards at a pre-determined quarterly meeting of the Committee. In most cases, newly hired named executives who are eligible to receive equity awards are granted such awards at the next regularly scheduled Committee meeting following their hire date or upon their hire date.

2009 Equity Awards. During 2009, the Committee opted to use RSUs as its vehicle for equity incentive compensation. The grants vest in five equal installments on the first five anniversaries of the grant date, April 8, 2009.

During 2009, the Committee approved the following grants to our named executives:

	Equity Incentive Awards Restricted Stock Units
Name	Value of Restricted Stock Units ($)(1)	Shares Underlying Restricted Stock Units (#)
Sudhakar Kesavan, Chairman, President, and Chief Executive Officer	$959,989	39,933
John Wasson, Executive Vice President and Chief Operating Officer	524,986	21,838
Alan Stewart, Senior Vice President and Chief Financial Officer	241,265	10,036
Ellen Glover, Executive Vice President	139,985	5,823
Gerald Croan, Executive Vice President	99,982	4,159

(1)	Based on the closing stock price of $24.04 on the date of grant, April 8, 2009.

With respect to these grants, the dollar amount recognized for financial statement purposes for 2009, in accordance with FASB ASC Topic 718, is reflected as 2009 compensation in the Summary Compensation Table below.

2010 Equity Awards. During 2010, the Committee made certain adjustments to the method of determining the named executives’ equity grants, with Mr. Kesavan’s target equity grant being equal to 160% of his base compensation, Mr. Wasson’s being equal to 100% of his base compensation, Ms. Glover’s being equal to 60% of her base compensation, Mr. Croan’s being equal to 40% of his base compensation, and Ms. Reiff’s being equal to 50% of her base compensation. The equity component of Mr. Vargo’s compensation was determined in connection with the negotiation of the terms of his joining the Company.

As a result, the Committee approved the following equity awards to our 2010 named executives, such grants taking the form of 50% RSUs vesting over a period of four years, and 50% in nonqualified stock options vesting over a period of three years.

	Equity Incentive Awards Stock Options			Restricted Stock Units
Name	Value of Stock Options		Shares Underlying Stock Options	Value of Restricted Stock Units ($)(1)		Shares Underlying Restricted Stock Units (#)
Sudhakar Kesavan, Chairman, President, and Chief Executive Officer	$499,998		46,339	$499,980		20,128
John Wasson, Executive Vice President and Chief Operating Officer	237,499		22,011	237,495		9,561
Ronald P. Vargo, Executive Vice President and Chief Financial Officer	451,101	(2)	42,280	471,243	(2)	19,298
Ellen Glover, Executive Vice President	96,592		8,952	96,578		3,888
Gerald Croan, Executive Vice President	55,590		5,152	55,592		2,238
Isabel Reiff, Executive Vice President	69,995		6,487	69,999		2,818

(1)	Based on the closing stock price of $24.84 on the date of grant, March 31, 2010, for Messrs. Kesavan, Wasson, Glover and Croan and Ms. Reiff; and an average closing stock price of $23.38 on grant dates of March 12 and March 31, 2010, for Mr. Vargo.

(2)	Includes grants made in connection with Mr. Vargo joining the Company.

Retirement and Other Benefits

Savings Plan. Our named executives are eligible to participate in our tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature. Under the terms of this plan, eligible employees may elect to contribute up to 70% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits. We make matching contributions each pay period equal to 100% of an employee’s 401(k) contributions up to the first 3% of the employee’s compensation and we also make matching contributions equal to 50% of the employee’s 401(k) contributions up to the next 2% of the employee’s compensation. We do not make matching contributions for employee 401(k) contributions in excess of 5% of the employee’s compensation. Our contributions to this plan for our named executives are included under the “All Other Compensation” column of the Summary Compensation Table below.

Perquisites. The Company does not provide any material perquisites or personal benefits to its named executives.

Severance Benefits. During 2009, we were party to severance protection agreements with Messrs. Kesavan, Wasson, and Stewart. We believe these agreements, which provide severance protection upon a change in control, serve to promote stability and continuity among our named executives. We also have an employment agreement with Mr. Kesavan and severance letter agreements with Messrs. Wasson and Stewart that provide severance benefits in certain situations other than termination in conjunction with a change in control. The terms of these agreements and information regarding applicable payments under such agreements are provided under “Potential Payments upon Termination or Change in Control” below.

Compensation Practices and Risk

We do not believe the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives. Our business is by no means free from risk, but particularly since the completion of the Road Home project, the operations of the Company’s business units generating most of our revenues do not involve significantly different levels of execution or legal risk. In addition, the Company no longer has a single dominant contract, but rather has a diverse revenue base. Further, most of the Company’s revenues are derived from contracts under which revenue is determined on either a “time-and-materials” or “cost-based” basis. A minority of its revenues are from “fixed-price” contracts, which typically involve more risk than other forms of contracts utilized by the Company. Because of the general consistency of these risk factors across the Company’s business units, the performance factors that serve as the basis for the incentive compensation of the Company’s executive officers, described above, are similar. Those performance factors have a healthy diversity to them in the context of risk management. Although the incentive compensation of our chief executive officer and our chief operating and financial officers for 2010 is based in significant part (40%) on revenue, that weighting is balanced by the focus on earnings per share (25%) and backlog (15%). Thus, for example, our compensation policies do not encourage management to focus on revenue growth through acquisitions or new contracts if such revenues involve either high risk or low profitability that could create losses or lower margins and adversely affect future earnings. Similarly, our focus on backlog is designed to encourage a long-term view of the Company’s revenue base. Our emphasis on continuing to have a significant component of compensation in the form of equity also aligns management with the interests of stockholders in terms of risk management.

Summary Compensation Table

The table below summarizes the actual compensation earned by persons who were our named executives during 2009.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Sudhakar Kesavan,	2009	$480,002	$469,440	$583,078	$130,073	$13,931	$1,676,524
Chairman, President, and Chief Executive Officer	2008	464,622	742,080	496,070	130,429	10,830	1,844,031
	2007	395,695	1,500,000	232,550	97,341	6,237	2,231,823

John Wasson,	2009	400,005	312,960	361,310	117,066	10,160	1,201,501
Executive Vice President and Chief Operating Officer	2008	388,473	494,720	311,401	117,386	9,360	1,321,340
	2007	333,173	1,000,000	124,463	87,607	9,360	1,554,603

Alan Stewart,	2009	323,003	179,863	235,568	117,066	5,176	860,676
Senior Vice President and Chief Financial Officer	2008	312,819	201,067	226,913	117,386	5,447	863,632
	2007	261,414	600,000	113,546	87,607	5,846	1,068,413

Ellen Glover,	2009	307,104	150,788	134,287	78,044	9,984	680,207
Executive Vice President	2008	292,333	140,000	124,560	78,258	9,476	644,627
	2007	258,649	150,000	49,033	58,405	9,493	525,580

Gerald Croan,	2009	265,527	103,930	138,894	78,044	8,314	594,709
Executive Vice President	2008	254,244	100,000	133,309	78,258	7,277	573,088
	2007	223,816	100,000	57,355	58,405	307,169	746,745

(1)	As described under “Annual Incentive Program for 2009,” Messrs. Kesavan and Wasson were permitted to, and elected to, receive RSUs equal in value to 120% of the cash value of the entire 2009 incentive awards. Ms. Glover and Mr. Croan received their 2009 incentive awards in the form of 60% cash and the remainder in RSUs equal to 120% of the remaining 40%. The amounts shown for all the named executive officers in 2009 reflect their 2009 incentive awards as if they had been paid entirely in cash.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2009, in accordance with FASB ASC Topic 718, for the vesting of shares of restricted stock or RSUs for each named executive. Assumptions used in the calculation of the amounts are included in Note B and Note J to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718, for each named executive, based upon a fair value using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see Note B and Note J to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Options vest in three equal annual installments beginning one year from the date of grant, which for all options shown was March 23, 2007.

(4)	Details of the amounts reported in the “All Other Compensation” column for 2009 are provided in the table below. The aggregate perquisite amount for each named executive was less than $10,000, with the exception of Mr. Kesavan, whose amount was $13,931, and Mr. Wasson, whose amount was only slightly above $10,000.

	Sudhakar Kesavan	John Wasson	Alan Stewart	Ellen Glover	Gerald Croan
Imputed Income	$2,576	$360	$1,032	$552	$1,584
Employer Contributions to 401(k) Plan	9,800	9,800	4,144	9,432	6,730
Life Insurance Premiums	1,555	—	—	—	—

Employment Agreement

We entered into an amended and restated employment agreement with Sudhakar Kesavan as of the effective date of our initial public offering on September 27, 2006, which we later restated on December 29, 2008, for the purpose of bringing it into compliance with Section 409A of the Code. The agreement provides that Mr. Kesavan will serve as our Chief Executive Officer, President, and Chairman of the Board of Directors and he will receive annual increases to his base salary at least equal to the increase in the consumer price index. The Compensation Committee may further increase Mr. Kesavan’s base salary under that agreement based on the performance of the Company and other factors deemed relevant by the Compensation Committee. Mr. Kesavan will also be eligible to receive annual incentive bonuses equal to up to 100% of his base salary in the discretion of the Compensation Committee. We are also required to maintain a life insurance policy in an amount of at least $1.0 million, payable to Mr. Kesavan’s immediate family. Mr. Kesavan may terminate this agreement by giving 45 days’ notice to the Company, and the Company may terminate this agreement either without cause or for cause upon written notice. The benefits that Mr. Kesavan and other executive officers will receive upon termination of their employment or change in control are described under “Potential Payments upon Termination or Change in Control.”

Grants of Plan-Based Awards in 2009

The following table provides information concerning all award grants made to the Company’s named executives during 2009.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Sudhakar Kesavan, Chairman, President, and Chief Executive Officer	4/8/09	39,933	$959,989
John Wasson, Executive Vice President and Chief Operating Officer	4/8/09	21,838	524,986
Alan Stewart, Senior Vice President and Chief Financial Officer	4/8/09	10,036	241,265
Ellen Glover, Executive Vice President	4/8/09	5,823	139,985
Gerald Croan, Executive Vice President	4/8/09	4,159	99,982

(1)	The RSU awards vest in five equal annual installments on each April 8, beginning April 8, 2010.

(2)	Computed in accordance with FASB ASC Topic 718 and therefore represents the market value of the shares on the date of grant, based upon the Company’s closing stock price of $24.04 on that date.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive outstanding as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options—Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Sudhakar Kesavan	33,334	16,666	$18.31	3/22/2017	11,666	(2)	$312,649
Chairman, President, and Chief Executive Officer					39,933	(3)	1,070,204

John Wasson	30,000	15,000	18.31	3/22/2017	8,333	(2)	223,324
Executive Vice President and Chief Operating Officer					21,838	(3)	585,258

Alan Stewart	—	15,000	18.31	3/22/2017	5,000	(2)	134,000
Senior Vice President and Chief Financial Officer					10,036	(3)	268,965

Ellen Glover	20,000	10,000	18.31	3/22/2017	3,333	(2)	89,324
Executive Vice President					5,823	(3)	156,056

Gerald Croan	—	10,000	18.31	3/22/2017	3,333	(2)	89,324
Executive Vice President					4,159	(3)	111,461

(1)	Based upon the closing market price of our common stock on the Nasdaq on December 31, 2009, which was $26.80.

(2)	These unvested shares are time-based RSUs that will vest and be settled for shares of common stock in one remaining installment on November 12, 2010.

(3)	These unvested shares are time-based RSUs that vest in equal installments and are settled for shares of common stock on April 8, 2010, 2011, 2012, 2013, and 2014.

Option Exercises and Stock Vested During 2009

The following table provides information concerning the vesting of stock awards and exercise of options for each named executive officer, on an aggregate basis, during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Sudhakar Kesavan, Chairman, President, and Chief Executive Officer	75,031	$1,474,944	28,334	$809,086
John Wasson, Executive Vice President and Chief Operating Officer	20,923	251,400	16,666	475,564
Alan Stewart, Senior Vice President and Chief Financial Officer	30,000	344,700	13,333	380,840
Ellen Glover, Executive Vice President	20,000	346,718	9,999	285,705
Gerald Croan, Executive Vice President	20,000	212,200	9,999	288,238

(1)	The value of option awards realized on exercise shown equals the aggregate value of the shares upon exercise minus the aggregate exercise price, and the value of RSUs realized on vesting shown equals the value of the shares underlying RSUs on the date of vesting.

Deferred Compensation Plan

We maintain a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated to be eligible to participate in the Deferred Compensation Plan by the Board of Directors or the Committee.

The Deferred Compensation Plan became effective on May 1, 2008, and allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions. All amounts deferred are 100% vested. In addition, the Company may credit a participant’s Deferred Compensation Plan account with Company contributions required under an employment agreement or any other agreement and/or with discretionary Company contributions. Company contributions are vested pursuant to the terms of any relevant agreement or if none, on the anniversary of the date on which such Company contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in the service of the Company as an employee on such anniversary to receive vesting credit:

Less than 1 year—0%

1 year but less than 2 years—33%

2 years but less than 3 years—67%

3 or more years—100%

Only one of the named executives designated to participate in the Deferred Compensation Plan elected to do so in 2009. No Company contributions were credited under the Deferred Compensation Plan for 2009. Any amounts credited to a Deferred Compensation Plan account are deemed to be invested in one or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.

Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts upon separation from service, death, disability, and/or upon a specified date. Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of five or ten years. If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment.

The following table sets forth information as of December 31, 2009, regarding contributions and balances of named executive officers under the Deferred Compensation Plan:

	Executive Contributions in 2009 FY	Company Contributions for 2009 FY	Aggregate Earnings/Losses in 2009 FY	Aggregate Distributions in 2009 FY	Aggregate Balance at 12/31/09
Sudhakar Kesavan	—	—	—	—	—
John Wasson	—	—	—	—	—
Alan Stewart	$45,848	—	$(24,481)	—	$83,750
Ellen Glover	—	—	—	—	—
Gerald Croan	—	—	—	—	—

Potential Payments upon Termination or Change in Control

We maintain employment, severance, and change in control agreements with certain of our named executives as of December 31, 2009, who also participate in our long-term incentive plans. The following summaries describe and quantify the payments that each named executive would receive if his or her employment with us were terminated or if we had a change in control and such named executive’s employment were terminated following the change in control. The summaries assume that the termination and/or change in control occurred on December 31, 2009, and that the relevant stock price is the closing market price for our common stock on Nasdaq on December 31, 2009, which was $26.80.

Payments Pursuant to Employment Agreement

We entered into an amended and restated employment agreement with Mr. Kesavan on September 27, 2006, which was again restated on December 29, 2008, for compliance with Section 409A of the Code, under which he serves as our President, CEO, and Chairman of the Board of Directors. If we terminate Mr. Kesavan’s employment for cause, we will only be obligated to him for his base salary and bonus accrued but not yet paid as of the termination date, continuance of his healthcare coverage as required by law, vesting of outstanding options and other equity awards through the date of termination with payment in compliance with Section 409A, and reimbursement for any outstanding reasonable business expenses incurred in the performance of his duties. As defined in the employment agreement, “cause” means the following: (i) material violation of our written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; or (iv) abuse of drugs or alcohol in the workplace.

If we terminate Mr. Kesavan’s employment without cause or Mr. Kesavan terminates his employment for “good reason,” Mr. Kesavan will receive the following: (i) the amounts he would have received if terminated for cause; (ii) two times his annual base salary (which will be paid in two tranches: (y) the first tranche will be paid monthly in approximately equal installments over the 24-month period following the termination date, with the aggregate amount not to exceed certain limitations set forth in Section 409A; and (z) the second tranche will be comprised of the difference of the total of two times his annual base salary minus the aggregate amount paid in the first tranche, and will be paid in a single lump sum payment on the first business day after six months from the termination date); (iii) accelerated vesting of all outstanding options and other equity awards; (iv) a pro rata share of his annual incentive compensation award for the fiscal year in which he was terminated payable in a lump sum on the later of the (a) date that is 90 days following the end of that fiscal year or (b) date that is six months after the date of such termination; and (v) continuation of Mr. Kesavan’s family health and dental insurance policy in effect as of the date of termination for 24 months following termination. Termination by the Company without cause includes: (i) any reason other than cause (as defined in the employment agreement and summarized above); (ii) death of Mr. Kesavan; or (iii) in the Company’s sole discretion, if Mr. Kesavan becomes disabled (as defined in the employment agreement). Termination by Mr. Kesavan for good reason is any voluntary termination by Mr. Kesavan upon 45 days’ written notice to the Company.

All amounts and benefits under the employment agreement shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

Mr. Kesavan’s employment agreement requires that he comply with certain covenants and requirements upon termination. Mr. Kesavan must maintain the confidentiality of all of our information and must not solicit present or prospective clients or employees for a period of two years following termination.

The payments that would have been made to Mr. Kesavan, pursuant to Mr. Kesavan’s employment agreement, if he had incurred a termination of his employment as of December 31, 2009, are as follows:

Name	Pro Rata Bonus Share	Severance	Welfare Benefits	Unvested and Accelerated Awards
S. Kesavan
Without Cause(1)	$469,440	$960,000	$6,072	$1,829,502
Death or Disability	469,440	960,000	6,072	1,829,502

(1)	Termination without cause includes a resignation for good reason as defined under the employment agreement.

Payments Pursuant to Severance Letter Agreements

We entered into severance letter agreements with Messrs. Wasson and Stewart, both of which were restated on December 12, 2008, for compliance with Section 409A of the Code and for extension of the term of each from December 20, 2008 to December 31, 2011, with automatic one-year extensions thereafter unless notice by either party is given no later than the prior October 1. Both are entitled to certain payments in the event of termination of employment by the Company other than for cause (as defined in the severance protection agreements discussed below) or a voluntary resignation after a material adverse change in job responsibilities, compensation, or work location. In the event of a termination of employment under such an agreement, the executive is entitled to (i) continuation of his base salary for 12 months or, if greater, the period during which he is subject to non-compete obligations, and (ii) an amount equal to the average annual bonus paid to the executive over the three years prior to his termination. The base salary severance benefits will be paid on the 26 biweekly pay dates following separation from service pursuant to the Company’s normal payroll practices or, if longer, on the biweekly pay dates during the time period the executive is subject to any non-competition restrictions with the Company. The bonus severance benefit will be paid within the 15-day period following the last payment of such biweekly base salary severance benefits. In addition, both named executives are entitled to accelerated vesting of all stock options, restricted stock, and other equity awards, and continuation of health and dental insurance for as long as salary continues to be paid under the agreement. Payment of these severance benefits is subject to Mr. Wasson’s and Mr. Stewart’s compliance with certain covenants and requirements upon termination. These agreements expire on the earlier of December 31, 2011, or a change in control of the Company.

Ms. Glover and Mr. Croan do not have severance or employment agreements. They are entitled to receive benefits under our Senior Executive Officers’ Severance Plan that depend on their tenure at the time of termination. Under this plan, if Ms. Glover’s or Mr. Croan’s employment is terminated without cause, each is entitled to receive nine months of salary and three-fourths of their respective most recently paid cash bonuses. In addition, health insurance coverage would continue for the period of both Ms. Glover’s and Mr. Croan’s salary continuation.

All amounts and benefits under these agreements or plan shall be paid in a manner and form that complies with Section 409A or an exception thereunder.

The payments that would have been made to such named executives if termination of employment had occurred as of December 31, 2009, are as follows:

Name	Salary Continuation	Bonus Payment	Welfare Benefits	Unvested Awards
J. Wasson(1)	$400,005	$698,240	$16,681	$1,210,583
A. Stewart(1)	323,003	400,356	5,767	804,965
E. Glover	231,750	105,000	—	—
G. Croan	200,250	75,000	8,267	—

(1)	Salary continuation may be extended based on the term of the non-compete not yet negotiated.

Payments in the Event of Death, Disability or Retirement

If any named executive retires, dies, or becomes disabled while employed by us, any unvested options held by that named executive will become exercisable immediately.

Payments in the Event of a Change in Control

On September 27, 2006, we entered into severance protection agreements with Messrs. Kesavan, Wasson, and Stewart that provide for payments in the event of termination of employment resulting from a change in control. We restated the severance protection agreements of Messrs. Wasson and Stewart on December 12, 2008, and restated the severance protection agreement of Mr. Kesavan on December 29, 2008, for the purpose of bringing each such severance protection agreement into compliance with Section 409A of the Code. In the event payments are made pursuant to these agreements, those payments supersede any other agreement between us and the named executive.

Under the severance protection agreements, Messrs. Kesavan, Wasson, and Stewart will receive certain payments and benefits if they are terminated without cause or resign for good reason within 24 months following a change in control. A change in control is defined as follows: (i) the acquisition by an individual, group, or entity of beneficial ownership of 35% or more of our outstanding voting shares, subject to certain exceptions; (ii) the members of the board of directors in place as of August 31, 2006, cease to constitute a majority of the board, subject to certain circumstances; (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets, subject to certain limitations and conditions set forth in the agreement; and/or (iv) approval by our stockholders of a liquidation or dissolution of the Company.

Termination without cause means any termination other than one for: (i) material violation of our material written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; and/or (iv) drug or alcohol abuse in the workplace. Termination for “good reason” includes: (i) material adverse change in the executive’s job duties or responsibilities, compensation, or location of employment; (ii) bankruptcy of the Company; (iii) material breach by the Company of the severance protection agreement; and/or (iv) failure to require any successor of the Company to assume the severance protection agreement.

In the event of a change of control and a termination of the employment of Messrs. Kesavan, Wasson, or Stewart without cause or their resignation with good reason within 24 months of the change in control, the named executives will be entitled to the following payments:

•	base salary earned through date of termination and pro rata bonus for the year of termination;

•	lump-sum payment equal to three times the named executive’s average annual taxable W-2 compensation during the three years prior to the calendar year in which the termination occurs;

•

continued coverage for 36 months after termination for the named executive and the named executive’s dependents and beneficiaries under life and medical insurance programs provided by the Company to similarly situated executives during the continuation period of such coverage (any such coverage and benefits thereunder shall comply with Section 409A);

•	outplacement services for a period of 12 months, or the named executive’s first acceptance of an employment offer, if shorter; and

•	100% vesting of all equity awards granted under the 2006 Plan with payment or distribution of any such awards subject to Section 409A being made in a manner that complies with Section 409A.

Further, adjustment shall be made to minimize the amount of compensation payable in the event of a change in control that is subject to Section 280G of the Code.

These agreements provide for an expiration date of December 31, 2011; however, on December 31, 2011, and each anniversary thereafter, the term shall automatically be extended for one additional year unless, not later than October 1 of such year, the Company or executive shall give notice not to extend the term. In addition, if a change in control occurs during the term, then such term will be extended to the date two years after the change in control event.

During the time a named executive receives payment under an agreement, the executive agrees not to solicit employees from our successor and to maintain the confidentiality of our and our successor’s information. The named executive also must provide a general release of all claims and causes of action against us and our successors arising from or relating to the named executive’s employment with us.

All amounts and benefits under these agreements shall be paid in a manner and form that complies with Section 409A or an exception thereunder. The payments that would have been made to such named executives, if termination of employment related to a change in control had occurred as of December 31, 2009, are as follows:

Name	Pro Rata Bonus	Lump-Sum Payment	Welfare Benefits	Unvested Awards
S. Kesavan	$469,440	$4,638,840	$18,216	$1,829,502
J. Wasson	312,960	3,126,573	50,043	1,210,583
A. Stewart	179,863	2,096,271	17,301	804,965

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and was appropriate for incorporation by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC.

Compensation Committee

/s/ DR. EDWARD H. BERSOFF
Dr. Edward H. Bersoff,
Compensation Committee Chairman

/s/ EILEEN O’SHEA AUEN
Eileen O’Shea Auen

/s/ RICHARD M. FELDT
Richard M. Feldt

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees incurred for services provided by Grant Thornton for the fiscal years ended December 31, 2008 and 2009.

	2008	2009
Audit Fees	$935,049	$1,056,123
Audit-Related Fees	36,186	22,214
Tax Fees	868,651	63,942
All Other Fees	—	—

Total	$1,839,886	$1,142,279

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and audits of foreign subsidiary financial statements required by local statutes and services that are typically rendered in connection with statutory and regulatory filings or engagements. These fees include the fees for services related to our December 2009 public offering of common stock.

Audit-Related Fees

These are fees for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or the review of our consolidated financial statements that are not included as audit fees. These services include services related to the December 2009 public offering of common stock.

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance.

All Other Fees

There are no fees for other services rendered by Grant Thornton that do not meet the above category descriptions.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chair so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting.

Our Audit Committee has reviewed the fees described above, and believes that such fees are compatible with maintaining the independence of Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed with our management and with our independent registered public accounting firm, Grant Thornton, the consolidated financial statements of ICF International, Inc. and its subsidiaries as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Audit Committee has: (a) discussed with Grant Thornton those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (b) received from Grant Thornton the written communications required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T; and (c) discussed with Grant Thornton its independence from us and our management. Grant Thornton has confirmed to us that it is in compliance with all rules, standards, and policies of the Independence Standards Board and the SEC governing auditor independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2009, be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC. The Audit Committee has also approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Audit Committee

/s/ DR. SRIKANT M. DATAR
Dr. Srikant M. Datar,
Audit Committee Chairman

/s/ RICHARD M. FELDT
Richard M. Feldt

/s/ DAVID C. LUCIEN
David C. Lucien

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file such reports, we believe that each of our executive officers, directors, and greater than 10% stockholders has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2009, except for the following: (i) a Form 4 reflecting a single transaction of receiving shares in lieu of cash for Board retainer was filed late by Messrs. Joel Jacks and Peter Schulte and Ms. Eileen O’Shea Auen, due to an administrative error; (ii) Forms 4, in each case involving one transaction, were filed one day late by each of Mr. Alan Stewart (January 2009) and Mr. John Wasson (February 2009); and (iii) a Form 4 involving two stock option exercises and sales (April 2009) were filed late by Ms.  Ellen Glover.

STOCKHOLDERS’ PROPOSALS FOR THE 2011 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2011 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 30, 2010, or, if next year’s annual meeting is held on a date more than 30 calendar days from June 4, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to post, print, and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (for our 2011 annual meeting, this would be February 4, 2011, and March 6, 2011, respectively). However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary, the notice must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting. Further, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, and the first public announcement of the date of such annual meeting is less than 100 days prior to the annual meeting date, notice must be delivered no later than the close of business on the 10th day following the public announcement date. A copy of the bylaws may be obtained from the Company by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities. We have retained The Proxy Advisory Group, LLC, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses. We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

ICF INTERNATIONAL, INC.

/s/ JAMES J. MAIWURM
James J. Maiwurm
Corporate Secretary

Exhibit A

2010 Omnibus Incentive Plan

ICF International, Inc.

2010 Omnibus Incentive Plan

Effective March 8, 2010

ICF International, Inc.

2010 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. ICF International, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as ICF International, Inc. 2010 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan became effective upon approval by the Company’s Board of Directors on March 8, 2010 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of This Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration of This Plan. This Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to Article 18, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after ten (10) years from the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any entity (i) which, directly or indirectly, is controlled by, controls or is under common control with, the Company, or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a

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Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8 “Cause” means any of the following, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(a)	any act that would constitute a material violation of the Company’s material written policies;

(b)	willfully engaging in conduct materially and demonstrably injurious to the Company, provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c)	being indicted for, or if charged with but not indicted for, being tried for (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d)	abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace;

(e)	failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the Truth in Negotiations Act, or any rules and regulations issued thereunder; and

(f)	failure to follow the lawful directives of the Company’s Chief Executive Officer, the Chief Operating Officer or the Board of Directors

2.9 “Change of Control” means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A and the regulations thereunder.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations and notices thereunder and any successor or similar provision.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and shall be composed of not less than two Directors, each of whom is a nonemployee director (within the meaning of Rule 16b-3) and an outside director (within the meaning of Code Section 162(m) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12 “Company” means ICF International, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

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2.13 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period provided the outcome for the Performance Period is substantially uncertain, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Effective Date” has the meaning set forth in Section 1.1.

2.16 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company. For purposes of Awards other than Incentive Stock Options, a leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18 “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K.

2.19 “Fair Market Value” or “FMV” means the fair market value of a Share as determined in accordance with Code Section 409A in good faith by the Committee.

2.20 “Full-Value Award” means an Award which is in a form other than an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.22 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23 “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is granted under Article 6 to an Employee, that is designated as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422 or any successor provision thereto.

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2.24 “Insider” means an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25 “Nonemployee Director” means a Director who is not an Employee.

2.26 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or the Committee may establish in accordance with this Plan.

2.27 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.29 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.30 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.31 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.33 “Performance Measures” mean measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time, as determined by the Compensation Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that in no event shall such a period be less than 12 consecutive months.

2.35 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.36 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.37 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.38 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

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2.39 “Plan” means ICF International, Inc. 2010 Omnibus Incentive Plan.

2.40 “Plan Year” means the Company’s fiscal year which begins January 1 and ends December 31.

2.41 “Prior Plan” means ICF International, Inc. 2006 Long-Term Incentive Plan.

2.42 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.43 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.44 “Retirement” shall mean the Termination of Employment by a Participant who is at least 62 years old, provided that (a) such Participant has a minimum of ten (10) years of service with the Company or any Affiliate and (b) the Committee does not determine, at the time of such Participant’s Termination of Employment, that the Participant has accepted (or is reasonably likely to accept in the immediate future) full-time employment with another business in a similar professional capacity.

2.45 “Share” means a share of common stock of the Company, no par value per share.

2.46 “Share Pool” means the number of Shares authorized for issuance under Section 4.1, as adjusted for Awards and payouts under Section 4.2 and as adjusted for changes in corporate capitalization under Section 4.3.

2.47 “Specified Employee” means a “specified employee” within the meaning of Code Section 409A and any specified employee identification policy or procedure of the Company.

2.48 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.49 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.50 “Termination of Employment” or “terminates employment” means a separation from service of a Participant within the meaning of Code Section 409A.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

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(b)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

(d)	To determine Fair Market Value of a Share in accordance with Section 2.19 of the Plan;

(e)	To amend the Plan or any Award Agreement as provided in the Plan;

(f)	To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, which may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, shall be governed by the provisions of the Plan;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(h)	To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(i)	Subject to Article 14, to determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant; and

(j)	To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Notwithstanding the powers and authorities of the Committee set forth in this Article 3:

(a)	The Committee shall not permit the repricing of Options by any method, including by cancellation and re-issuance.

(b)	The Committee may only accelerate the vesting or exercisability of an Award: (i) upon termination of employment by a Participant as permitted under Code Section 409A, or (ii) upon death or disability of a Participant or a Change of Control.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

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Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment under Section 4.4, Awards (including ISOs) may be made under the Plan for up to the number of Shares that is equal to the sum of 1,800,000 Shares plus (a) any Shares not issued or subject to outstanding awards under the Company’s Prior Plan as of the Effective Date and (b) any Shares subject to outstanding awards, other than ISOs, under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). Awards of ISOs may be made under the Plan for up to 750,000 Shares.

4.2 Share Usage. Any Shares that are subject to Awards of Options or Stock Appreciation Rights are counted as one (1) Share for every one (1) Share delivered under the Awards. Any Shares that are subject to Awards that are not Options or Stock Appreciation Rights are counted as 1.9 Shares for every one (1) Share delivered under those Awards. Any Shares related to Awards under this Plan or under the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged, with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for grant in respect of Awards under this Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (b) Shares delivered to or withheld by the Company to pay the Option or Grant Price of, or the withholding taxes with respect to, an Award; and (c) Shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 and 18.2, shall apply to grants of such Awards under this Plan:

(a)	Options and SARs: The maximum aggregate number of Shares subject to Options and SARs granted to any one Participant in any one Plan Year shall be 600,000.

(b)	Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares subject to Restricted Stock and Restricted Stock Units granted to any one Participant in any one Plan Year shall be 250,000.

(c)	Performance Units: The maximum aggregate amount awarded or credited with respect to Performance Units to any one Participant in any one Plan Year may not exceed $6,000,000, determined as of the date of payout.

(d)	Performance Shares: The maximum aggregate number of Performance Shares that a Participant may receive in any one Plan Year shall be 500,000 Shares.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $6,000,000, determined as of the date of payout.

(f)	Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 250,000 Shares.

Determinations made pursuant to the above limits shall be made in a manner that is consistent with Code Section 162(m).

4.4 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization,

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recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)	The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(d)	Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424, and 409A as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include (a) all officers and key Employees of the Company, as determined by the Committee, including Employees who are members of the Board, and (b) all Nonemployee Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In addition, except to the extent permitted by Code Section 409A, no

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extension of the exercise period fixed on the Grant Date of an Option shall be permitted. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)	By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such Shares are not the subject of any pledge or other security interest and have been owned by the Participant for at least six months);

(c)	By a cashless (broker-assisted) exercise;

(d)	By any combination of (a), (b), and (c); or

(e)	Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a)	Special ISO Definitions.

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)	A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary, as determined under Section 424(d) of the Code.

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(b)	Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c)	Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)	Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be not less than 110% of such Fair Market Value).

(e)	Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.

(f)	Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the Grant Date.

(g)	Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; and provided further, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)	Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

(i)	Duration of Plan. No Incentive Stock Options may be granted more than ten (10) years after the earlier of: (i) adoption of this Plan by the Board, or (ii) the Effective Date.

(j)	Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k)	Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a U.S. grantor trust under which a U.S. Participant making the transfer is the sole beneficiary.

6.9 No Deferral Feature. Except to the extent permitted under Code Section 409A, no NQSO or ISO shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of a NQSO).

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Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.3 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.

7.4 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a participant’s death to achieve favorable tax results or comply with local law.

7.5 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

7.7 Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

7.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.9 No Deferral Feature. Except to the extent permitted under Code Section 409A, no SAR shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the SAR).

7.10 Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

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Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in ICF International, Inc. 2010 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from ICF International, Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

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9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares within ninety (90) days after the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. In absence of other payment arrangements in the Award Agreement in accordance with Code Section 409A, payments related to Performance Units/Performance Shares shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided, however, that if such ninety (90) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Notwithstanding any other provision to the contrary in this Article 9, Performance Units/Shares payable upon a termination of employment of a Specified Employee during the six (6) month period following such termination of employment, to the extent that they constitute nonqualified deferred compensation subject to Code Section 409A, shall not be paid or issued until within the thirty (30) day period commencing with the first day of the seventh month following the month of the Specified Employee’s termination of employment (provided that if such thirty(30) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6 Compliance with Section 162(m). The Plan shall be interpreted and construed in accordance with Code Section 162(m) with respect to any Performance Shares and Performance Units. A Participant shall be eligible to receive payment with respect to a Performance-Based Compensation Award only to the extent that the performance goals for such Performance Period are achieved and the terms of the Award applied against such performance goals determines that all or a portion of such Participant’s Performance-Based Compensation Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance-Based Compensation Award for the Performance Period was achieved and then the amount thereof.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

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10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in accordance with Code Section 409A to the extent applicable.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards and Shares

11.1 Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

11.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 12. Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

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(b)	Earnings per share;

(c)	Gross or net sales or revenue growth;

(d)	Product invoice;

(e)	Net operating profit;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total stockholder return);

(l)	Expense targets;

(m)	Cost reduction or savings;

(n)	Performance against operating budget goals;

(o)	Margins;

(p)	Operating efficiency;

(q)	Funds from operations;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets;

(u)	Gross Revenue;

(v)	Revenue after subcontractor costs;

(v)	Service Sales;

(w)	Contract Backlog;

(x)	Business Pipeline;

(y)	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital); and

(z)	Debt levels.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any one or more business units of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.

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12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

13.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

13.2 Awards in Lieu of Fees; Deferral of Award Payment. In accordance with Code Section 409A, the Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on Shares that are subject to an Option, ISO, or SAR Award and further, no dividend or dividend equivalents shall be paid out with respect to any unvested performance awards.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

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Article 16. Rights of Participants

16.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control and Retirement

17.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)	Outstanding Options and SARs Exchanged for Replacement Awards. Upon a Change of Control, if an Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to a Participant to replace the Participant’s then-outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

(b)	Outstanding Options and SARs Not Exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant’s then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in paragraph (a) above, then such Options and Stock Appreciation Rights shall immediately become fully vested and exercisable.

(c)	Service-Based Outstanding Awards Other Than Options and SARs. Upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting or transferability of such Awards.

(d)	Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b), or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e)

Committee Discretion Regarding Treatment of Awards Not Exchanged for Replacement Awards. Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of Shares, other securities or a combination of cash, Shares and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then

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exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

17.2 Replacement Awards. An Award shall qualify as a Replacement Award if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3 Termination of Employment. Upon a termination of employment or directorship of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause: (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

17.4 Retirement. The Committee may provide special vesting and/or payment provisions in the case of a Participant’s Retirement (including retirement not as otherwise defined herein), which provisions will be set forth in the Participant’s Award Agreement. Such provisions may be set forth in the original Award Agreement or may be added by amendment, with the Participant’s consent, at any time.

Article 18. Amendment and Termination

18.1 Amendment and Termination of the Plan and Award Agreements.

(a)	Subject to subparagraphs (b) and (c) of this Section 18.1 and Section 18.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b)	Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs and provided further no outstanding Options or SARs may be cancelled in exchange for cash, other Awards, or Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs without stockholder approval.

(c)	Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

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18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.2 without further consideration or action.

18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.2, 18.4, or 21.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

Article 19. Reporting and Withholding

19.1 Reporting and Tax Withholding. The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Article 21. General Provisions

21.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b)	If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

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21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and Directors outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

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21.14	Deferred Compensation.

(a)	The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)	Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 21.14(b) without further consideration or action.

21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant. Notwithstanding anything contained to the contrary in this Plan or Awards made hereunder, such other compensation arrangements (including, but not limited to, letter agreements, employment agreements, and severance or similar agreements) may contain different or additional vesting provisions (or other provisions) with respect to Awards made under this Plan and, in such case, the terms of such other compensation arrangements shall apply.

21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

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21.20 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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ICF INTERNATIONAL

ICF INTERNATIONAL, INC. ATTN: RONALD P. VARGO 9300 LEE HIGHWAY FAIRFAX, VA 22031-1207

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All

All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Dr. Srikant M. Datar 02 Eileen O’Shea Auen 03 Peter M. Schulte

The Board of Directors recommends you vote FOR the following proposal(s):

2 APPROVAL OF ICF INTERNATIONAL, INC. 2010 OMNIBUS INCENTIVE PLAN Including the material terms of the performance measures under which certain awards may be granted.

3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For Against Abstain

Yes No

Please indicate if you plan to attend this meeting 0 0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000065041_1 R2.09.05.010

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the ICF International Annual Meeting of Stockholders, including the 2009 Annual Report and the proxy statement, are available over the Internet. To view the proxy materials, please have the reverse side of this notice available and visit www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

ANNUAL MEETING OF STOCKHOLDERS OF ICF INTERNATIONAL, INC. JUNE 4, 2010 This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 23, 2010, and revoking all prior proxies, hereby appoints Dr. Edward H. Bersoff, David C. Lucien, Richard M. Feldt, Joel R. Jacks, and Sudhakar Kesavan (with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ICF International, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ICF International, Inc. to be held at 10:00 a.m., local time, on Friday, June 4, 2010, at the offices of ICF International, Inc., located at 9300 Lee Highway, Fairfax, Virginia, 22031, and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof, including on whether to adjourn or postpone the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side

0000065041_2 R2.09.05.010